Exhibit 2.2

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

SHARE PURCHASE AND TRANSFER AGREEMENT

This SHARE PURCHASE AND TRANSFER AGREEMENT (this “Agreement”) is made and entered into as of December 29, 2010 by and among (a) REVAL AUSTRIA GMBH (IN GRÜNDUNG), a limited liability company in foundation (in Gründung) organized under the laws of Austria with its seat at Vienna, Austria, and its registered office at Schubertring 6, 1010 Vienna, Austria (the “Purchaser”) (b) all of the shareholders of the Company (as defined below), as listed on Schedule A (collectively, the “Sellers”) and (c) exclusively for the purpose of Article 5 hereof, Peter Haberler, born April 12, 1967, resident at Grieskai 10, 9020 Graz, Austria, Willibald Rieder, born November 25, 1949, resident at Wollzeile 31, 1010 Wien, Austria and Karlheinz Schlögl, born January 5, 1964, resident at Grieskai 10, 9020 Graz, Austria, as managing directors of the Company (collectively, the “Executives”). The Sellers and the Executives are sometimes referred to herein singly as a “Designated Party” and collectively as the “Designated Parties.” Certain other capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A. Ecofinance Finanzsoftware & Consulting GmbH (the “Company”) is a limited liability company organized under the laws of Austria (registration number FN 163286b) with its seat at Graz, Austria, and its registered office at Arche Noah 11, 8020 Graz, Austria, and a registered share capital (Stammkapital) of ATS 500,000 (Austrian Schilling five hundred thousand) (i.e. EUR 36,336.42 (Euro thirty six thousand three hundred thirty six point forty two)), which has been paid up in full.

B. The Sellers are, collectively, the record, legal and beneficial owners of the Shares as set out in more detail on Schedule A.

C. Upon the terms and subject to the conditions set forth in this Agreement, the Sellers desire to sell and assign to the Purchaser, and the Purchaser desires to purchase and accept from the Sellers the Shares (as defined below).

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE 1

PURCHASE AND SALE

1.1 Purchase and Sale of the Shares.

(a) On the terms and subject to the conditions of this Agreement and commercially and legally effective at the Closing,

(i) Seller 1 hereby irrevocably sells, transfers and assigns to the Purchaser, and the Purchaser hereby purchases and accepts from Seller 1, the Share 1;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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(ii) Seller 2 hereby irrevocably sells, transfers and assigns to the Purchaser, and the Purchaser hereby purchases and accepts from Seller 2, the Share 2;

(iii) Seller 3 hereby irrevocably sells, transfers and assigns to the Purchaser, and the Purchaser hereby purchases and accepts from Seller 3, the Share 3;

(iv) Seller 4 hereby irrevocably sells, transfers and assigns to the Purchaser, and the Purchaser hereby purchases and accepts from Seller 4, the Share 4;

in each case free and clear of all Liens.

(b) The Sellers, as the sole shareholders of the Company, herewith consent to the adoption of a circular resolution in writing in terms of Article 34 GmbHG under this Section 1.1(b) and hereby irrevocably and unconditionally resolve to (i) expressly waive their respective pre-emption rights (Aufgriffsrecht) pursuant to Article V of the articles of association (Gesellschaftsvertrag) of the Company, (ii) give the legally required approval for the sale, transfer and assignment of the Shares to the Purchaser in accordance with the terms and conditions of this Agreement and (iii) declare that the shareholder resolutions dated 5 May 2008 and 22 February 2009 (the “Old Resolutions”) have been amended, overruled and fully replaced by the shareholder resolutions dated 22 May 2008 (with respect to the shareholders resolution dated 5 May 2008) and 7 May 2009 (with respect to the shareholders resolution dated 22 February 2009) and that consequently the Old Resolutions did not and do not represent any legal ground for any claims of the Sellers vis-à-vis any of the Group Companies, whatsoever.

1.2 Purchase Price.

(a) Calculation and Payment of the Total Purchase Price. Subject to the terms and conditions of this Agreement, the total purchase price payable in consideration of the purchase and sale of the Shares shall be an amount equal to the following:

(i) (1) Thirteen Million Euro (EUR 13,000,000.00) in cash (the “Closing Payment”) reduced or increased, as the case may be, by (2) the Final Adjustment Amount, to be determined as set forth in Section 1.2(c), and (3) the Lock-Up Adjustment Amount, if any, to be determined as set forth in Section 1.5.

(ii) The Earnout Payment, if any, to be determined as set forth in Section 1.6.

The sum of clauses “(i)” and “(ii)” above is sometimes referred to herein as the “Total Purchase Price.”

(b) [Intentionally Left Blank]

(c) Adjustments. To determine the Total Purchase Price, the Closing Payment shall be subject to a final post-closing adjustment as follows:

(i) [Intentionally Left Blank]

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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(ii) Post-Closing Statement. Within ninety (90) days after the Closing Date, Purchaser shall procure that the Company prepares and delivers to the Sellers’ Representative and to the Purchaser a statement (the “Post-Closing Statement”) calculating the Closing Working Capital in good faith. Purchaser further shall procure that the Company provides the Sellers’ Representative, each Seller and the Accounting Referee, if any, with all information and documents they may reasonably request in connection with their review and assessment of the Post-Closing Statement and any item thereof. Unless the Sellers’ Representative and/or the Purchaser deliver a Dispute Notice (in case of notification by the Sellers’ Representative, to the Purchaser, and to the Sellers’ Representative, in case of notification by the Purchaser) within thirty (30) days after receipt of the Post-Closing Statement by the Sellers’ Representative and the Purchaser, such Post-Closing Statement shall be deemed the “Final Closing Statement,” shall be binding upon all parties, and shall not be subject to dispute or review. If the Sellers’ Representative and/or the Purchaser, acting in good faith, disagree(s) with the Post-Closing Statement, the Sellers’ Representative or the Purchaser, respectively, may, within thirty (30) days after receipt thereof by the Sellers’ Representative and the Purchaser, notify the Purchaser (in case of the Sellers’ Representative disagreeing with the Post-Closing Statement) or the Sellers’ Representative (in case of the Purchaser being in disagreement with the Post-Closing Statement) in writing (the “Dispute Notice”), which Dispute Notice shall provide reasonable detail of the nature of each disputed item on the Post-Closing Statement. The Sellers’ Representative and Purchaser shall first use commercially reasonable efforts to resolve such dispute between themselves and, if they are able to resolve such dispute, the Post-Closing Statement shall be revised to the extent necessary to reflect such resolution, shall be deemed the “Final Closing Statement” and shall be conclusive and binding upon all parties and shall not be subject to dispute or review. If the Sellers’ Representative and Purchaser are unable to resolve the dispute, however, within fifteen (15) days after receipt by the Purchaser of the Dispute Notice, the dispute shall be submitted (by way of a respective unilateral request of the Sellers’ Representative or the Purchaser, to be made to the Accounting Referee, of which the Purchaser, in case of a request by the Sellers’ Representative, or the Sellers’ Representative, in case of a request by the Purchaser, shall be notified simultaneously) to PWC (the “Accounting Referee”). In case this accounting firm rejects an appointment or does not accept an appointment within fifteen (15) days after been requested to do so, the Accounting Referee shall, upon unilateral request by the Purchaser or the Sellers’ Representative (with simultaneous notification of the Purchaser in case of a request by the Sellers’ Representative, and of the Sellers’ Representative, in case of a request by the Purchaser), be elected by the president of the Austrian Chamber of Accountants (Präsident der Kammer der Wirtschaftstreuhänder Österreichs) among the Big Four (KPMG, E&Y, Deloitte). The Accounting Referee shall act as an expert and not arbiter and shall determine only those items in dispute on the Post-Closing Statement. Promptly, but no later than thirty (30) days after engagement, the Accounting Referee shall deliver a written report to the Sellers’ Representative and Purchaser as to the resolution of the disputed items and the resulting calculation of the Closing Working Capital. The Post-Closing Statement as determined by the Accounting Referee shall be deemed the “Final Closing Statement,” shall be conclusive and binding upon all parties and shall not be subject to dispute or review. The fees and expenses of the Accounting Referee in connection with the resolution of disputes pursuant to this Section 1.2(c)(ii) shall be borne in half by the Purchaser and in half by the Sellers. The Closing Working Capital set forth on the Final Closing Statement shall hereinafter be referred to as the “Final Working Capital”.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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(iii) Post-Closing Adjustments Amount. The Closing Payment shall be further adjusted after the Closing as follows:

(1) If the Final Working Capital exceeds the Working Capital Threshold, then the Total Purchase Price shall be increased by the amount of such excess (the “Working Capital Surplus”);

(2) If the Final Working Capital is less than the Working Capital Threshold, then the Total Purchase Price shall be decreased by the amount of such shortfall (the “Working Capital Deficiency”);

As used herein, the “Post-Closing Adjustment Amount” means the amount equal to (i) the Working Capital Surplus, if any, minus (ii) the Working Capital Deficiency, if any.

(iv) Final Adjustment Amount.

(1) If the Post-Closing Adjustments Amount is a negative number, then within ten (10) Business Days following determination of the Post-Closing Adjustments Amount in accordance with this Section 1.2(c), each Seller shall pay to Purchaser such Seller’s Pro Rata Portion of the Post-Closing Adjustments Amount in cash by wire transfer of immediately available funds.

(2) If the Post-Closing Adjustments Amount is a positive number, then within ten (10) Business Days following determination of the Post-Closing Adjustments Amount in accordance with this Section 1.2(c), the Purchaser shall pay to each Seller such Seller’s Pro Rata Portion of the Post-Closing Adjustments Amount in cash by wire transfer of immediately available funds.

If any payment required under this Section 1.2(c) is not made in full within such ten (10) Business Day period, such payment will thereafter bear simple interest at the rate of 12% per annum. The reduction or increase in the Total Purchase Price resulting from the Post-Closing Adjustment Amount is referred to herein as the “Final Adjustment Amount.”

(d) Allocation and Payment. At the Closing, the Purchaser shall pay to the Escrow Agent the Closing Payment in accordance with the terms of the Trust Agreement. At the Closing, the Closing Payment shall be released to the Sellers in accordance with the terms of the Trust Agreement.

1.3 Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place after all deliveries, steps and actions set out in Sections 1.4(a) to 1.4(c) have been fulfilled, the Sellers and the Purchaser have been duly notified thereof and the closing minutes referred to in Section 1.4(d) have been executed by the Sellers and the Purchaser at the offices of Wolf Theiss Rechtsanwälte GmbH, Schubertring 6, 1010 Vienna, Austria, unless another place or time is agreed to in writing by the Purchaser and the Sellers. The date upon which the Closing occurs is herein referred to as the “Closing Date.”

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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All proceedings to be taken and all documents to be executed and delivered by all parties prior to or at the Closing shall take place in the same order as given in Sections 1.4(a) to 1.4(d) and shall be deemed to have been taken and executed simultaneously, and no proceedings shall be deemed taken nor any documents executed or delivered until all have been taken, executed and delivered, unless the party to the benefit of whom the action is not performed waives this action by written notice.

The Purchaser may waive at its discretion the deliveries by the Sellers set out in Section 1.4(a) and the Sellers may jointly waive at their discretion the deliveries by the Purchaser set out Section 1.4(b).

1.4 Deliveries at Signing and at Closing.

(a) Deliveries of the Sellers.

On the date of this Agreement and with effect as of Closing, the Sellers shall, jointly and severally (Haftung zur ungeteilten Hand), have delivered to the Purchaser evidence satisfactory to the Purchaser that the following actions have been taken:

(i) The Sellers have executed and the Sellers have caused UniCredit Bank Austria AG, Austria, and the Escrow Agent to execute the trust agreement in substantially the form of Exhibit 1.4(a)(i) (the “Trust Agreement.”)

(ii) The Company and each of Peter Haberler and Karlheinz Schlögl have executed and delivered an employment agreement and all previous claims of Mr. Peter Haberler and Mr. Karlheinz Schlögl vis-à-vis the Group Companies have been settled in full and final manner in substantially the form of Exhibit 1.4(a)(ii).

(iii) The Company and Willibald Rieder have executed and delivered an employment agreement and all previous claims of Mr. Willibald Rieder vis-à-vis the Group Companies have been settled in full and final manner in substantially the form of Exhibit 1.4(a)(iii).

(iv) The Sellers have caused UniCredit Bank Austria AG, Austria, to (i) issue an unconditional and irrevocable abstract bank guarantee in form and content as set forth on Exhibit 1.4(a)(iv) (the “Bank Guarantee.”) and (ii) deliver the original of the Bank Guarantee to the Escrow Agent in accordance with the terms of the Trust Agreement.

(v) The Sellers have delivered to the Purchaser a written certificate of each board member executing this Agreement for Seller 3 and Seller 4, respectively and excluding, in each case, Mr. Hackenberger, addressed to the Purchaser in substantially the form of Exhibit 1.4(a)(v).

(vi) Each Seller has executed and delivered a general release of claims addressed to the Purchaser and each Group Company in such form as the Purchaser shall reasonably specify in substantially the form of Exhibit 1.4(a)(vi).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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(vii) The Company has executed and delivered a general release of claims with Haberler GmbH addressed to the Purchaser and each Group Company in such form as the Purchaser shall reasonably specify in substantially the form of Exhibit 1.4(a)(vii).

(viii) The Group Companies have terminated all contractual relationships with the (i) Sellers or (ii) any Sellers’ Affiliates other than contractual relationships (a) between the Company and the Company Subsidiaries; (b) regarding the employment agreements with Mr Peter Haberler, Mr Karlheinz Schlögl, Ms Franziska Rieder and Mr Willibald Rieder; and the Sellers have delivered the respective termination agreements to the Purchaser.

(b) Deliveries of the Purchaser.

On the date of this Agreement and with effect as of Closing, the Purchaser shall execute, take the following actions or cause such actions to be taken:

(i) The Purchaser has executed the Trust Agreement.

(ii) The Purchaser has paid an amount equal to the Closing Payment to the Escrow Account in accordance with the terms of the Trust Agreement.

(c) Release of the Bank Guarantee

At the Closing and after completion of the actions set out in Sections 1.4(a) and 1.4(b), the Sellers and the Purchaser shall:

(i) cause the Escrow Agent to release a portion of the Closing Payment equal to the Total Bank Guarantee Amount in accordance with the terms of the Trust Agreement; and

(ii) cause the Escrow Agent to release the original of the Bank Guarantee to the Purchaser in accordance with the terms of the Trust Agreement.

For the avoidance of doubt, the releases under paragraphs (i) and (ii) above are to be made solely in accordance with the terms of the Trust Agreement and without any additional instructions by the parties hereto or UniCredit Bank Austria AG, Austria.

(d) Closing Minutes

At the Closing and after completion of the actions set out in Sections 1.4(a) to 1.4(c), the Sellers and the Purchaser shall:

(i) execute the closing minutes in substantially the form of Exhibit 1.4(d); and

(ii) immediately upon execution of the closing minutes referred to in paragraph (i) above cause the Escrow Agent to release the amount equal to the Closing Payment less the amount equal to the Total Bank Guarantee Amount to the Sellers in accordance with the terms of the Trust Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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For the avoidance of doubt, the releases under paragraphs (i) and (ii) above are to be made solely in accordance with the terms of the Trust Agreement and without any additional instructions by the parties hereto or UniCredit Bank Austria AG, Austria.

(e) Long Stop Date

In the event that Closing does not occur by 31 December 2010, the Purchaser may rescind this Agreement by written notice to the Sellers. In the event that Closing does not occur by 31 December 2010, the Sellers collectively may rescind this Agreement by written notice to the Purchaser, if (i) no Closing Payment, neither in part nor in full, has been released or transferred to any one or more bank accounts of the Sellers or (ii) in the event any portion of the Closing Payment has been released or transferred to any one or more bank accounts of the Sellers any and all such portions have been returned in full to the Purchaser. If this Agreement is rescinded in accordance with this Section 1.4(e), this Agreement shall cease to have force and effect and shall not create any binding obligation between the parties hereto except that this Section 1.4(e) and Article 7 shall remain in force and effect. The rescission of this Agreement shall not affect any claim of any party with respect to a breach of the obligation of the other parties hereunder to effect the occurrence of a signing delivery, a closing delivery or Closing.

(f) Pre-Closing Covenants

Between the date of this Agreement and the Closing Date, the Sellers shall procure that each Group Company carries out its respective business in accordance with past practice and in the relevant ordinary course of business, save for any matters carried out with prior written agreement of the Purchaser.

1.5 Lock-Up Adjustment Amount

(a) Lock-Up Adjustment Amount. A portion of the Total Purchase Price in the amount of two million Euro (EUR 2,000,000.00) shall represent the “Lock-Up Adjustment Amount”. The Sellers shall share in the Lock-Up Adjustment Amount and shall be deemed to have contributed to the Lock-Up Adjustment Amount, based on their respective Pro Rata Portion. The payment of all or any portion of the Lock-Up Adjustment Amount to the Purchaser shall be calculated as set forth in Section 1.5(b) below.

(b) Lock-Up Adjustment Amount.

(i) If all three of Peter Haberler, Karlheinz Schlögl and Willibald Rieder have been (i) continuously employed as full-time employees or providing services as a full-time consultant of the Company or one of its subsidiaries without interruption (“Continuous Service”) from the Closing Date through and including December 31, 2011 (the “First Anniversary”), or (ii) have not provided Continuous Service from the Closing Date through and including the First Anniversary as a result of an involuntary termination without Cause (as such term is defined herein below), then the Purchaser shall not be entitled to any portion of the Lock-Up Adjustment Amount.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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(ii) If any one of Peter Haberler, Karlheinz Schlögl or Willibald Rieder has not provided Continuous Service from the Closing Date through and including the First Anniversary for reasons of (a) involuntary termination for Cause or (b) voluntary termination by the respective Executive, then on the date any such Executive ceases to be providing Continuous Service (the “Discontinuing Executive”), (i) Seller 1 and Seller 2, if Willibald Rieder is the Discontinuing Executive, (ii) Seller 3, if Karlheinz Schlögl is the Discontinuing Executive and (iii) Seller 4, if Peter Haberler is the Discontinuing Executive, shall be liable to the Purchaser for his/its Pro Rata Portion of the Lock-Up Adjustment Amount, and, within ten (10) Business Days following such date, such Seller(s) shall pay to Purchaser such Seller’s Pro Rata Portion of the Lock-Up Adjustment Amount in cash by wire transfer of immediately available funds. For the avoidance of doubt, in the event of Willibald Rieder being the Discontinuing Executive the relevant Lock-Up Adjustment Amount owed to the Purchaser shall be deemed to be the sum of the Pro Rata Portion of the Lock-Up Adjustment Amount of Seller 1 and the Pro Rata Portion of the Lock-Up Adjustment Amount of Seller 2.

(iii) If all three of Peter Haberler, Karlheinz Schlögl or Willibald Rieder have not provided Continuous Service from the Closing Date through and including the First Anniversary for reasons other than an involuntary termination without Cause, then 100% of the Lock-Up Adjustment Amount shall have been paid to the Purchaser.

(iv) For purposes of this Section 1.5, the term “Cause” shall mean (i) willful misconduct in connection with the Executive’s performance of services as an employee or consultant that results in material harm to any Group Company or Purchaser; (ii) the failure by the Executive to substantially perform his duties as an employee or consultant under the terms of the Employment Agreement that results in material harm to any Group Company or the Purchaser which is not cured within thirty (30) days upon notice by any Group Company reasonably specifying such failure; (iii) fraud, embezzlement or theft by the Executive against a Group Company; (iv) the Executive’s material violation of any restrictive covenants (including, without limitation, those concerning non-competition, non-solicitation and confidentiality contained herein) to which the Executive has submitted for the benefit of a Group Company or the Purchaser and (v) the existence of a circumstance setting the ground of an involuntary termination for cause (Entlassung aus wichtigem Grund) of the Executive.

(v) If any payment by a Seller required under this Section 1.5(b) is not made in full within the applicable ten (10) Business Day period, such payment will thereafter bear simple interest at the rate of 12% per annum. The Bank Guarantee shall secure the due and punctual payment of the Lock-Up Adjustment Amount by the Sellers in accordance with this Section 1.5.

1.6 Earnout.

(a) Earnout Payment. Subject to the terms and conditions contained herein, the Purchaser shall pay to the Sellers a single, lump-sum, payment equal to 15.625% of the Total New Contract Value from Bookings entered into during the period beginning on July 1, 2010 and

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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ending on December 31, 2010 (the “Earnout Period”), which single, lump-sum payment shall not exceed five hundred thousand Euro (EUR 500,000) in the aggregate (the “Earnout Payment”). As used herein, “Booking” shall mean a purchase order or signed contract (including license contracts, contracts for the provision of services, maintenance contracts and travel contracts, but excluding research grants) with an existing or new customer for any of the Group Company’s products identified in the Section 2.13(a) II (Current Company Products) of the Disclosure Schedule (collectively, the “Specified Company Products”). As used herein, “Total New Contract Value” shall mean (A) the value of a Booking (including license fees, service fees, travel fees and maintenance fees) over the entire committed term set forth in such Booking, it being understood that the value of a Booking which amends a Contract with an existing customer shall only include the incremental value of such Booking as compared to the value over the remaining term of such Contract immediately prior to such Booking less (B) the sum of: (1) actual sales returns prior to making the Earnout Payment with respect to Bookings entered into during Earnout Period; (2) actual write-offs of accounts receivable prior to making the Earnout Payment with respect to Bookings entered into during the Earnout Period; and (3) the decrease in value of a Booking entered into during the Earnout Period due to an amendment to such Booking prior to making the Earnout Payment.

(b) Earnout Notice. The Purchaser shall procure, that no later than ninety (90) Business Days after Closing, the Company shall notify the Sellers’ Representative of the Total New Contract Value recognized from Bookings during the Earnout Period and the amount of the applicable Earnout Payment to be paid to the Sellers (the “Earnout Notice”). The Purchaser further shall procure that the Company provides the Sellers’ Representative and the Accounting Referee, if any, with all information and documents that he may request in connection with their review and assessment of the Earnout Notice and the Earnout Payment set forth therein. If the Sellers’ Representative and the Purchaser do not deliver an objection notice (in case of objection by the Sellers’ Representative, to the Purchaser, and to the Sellers’ Representative, in case of objection by the Purchaser) within fifteen (15) Business Days after receipt of the applicable Earnout Notice (the “Objection Notice”), the amounts set forth in the applicable Earnout Notice shall be final and binding for all purposes under this Agreement. The Purchaser covenants to pay the Earnout Payment within ten (10) Business Days following the date upon which the amount of the applicable Earnout Payment becomes final and binding upon the parties.

(c) Objection Notice. The Objection Notice shall specify and describe in reasonable detail the basis for such objection(s). In the event the Purchaser and the Sellers’ Representative are unable to resolve the disputed items within thirty (30) days of delivery of the Objection Notice, either the Purchaser or the Sellers’ Representative may demand (by way of a respective unilateral request of the Sellers’ Representative or the Purchaser, to be made to the Accounting Referee, of which the Purchaser, in case of a request by the Sellers’ Representative, or the Sellers’ Representative, in case of a request by the Purchaser, shall be notified simultaneously) that such disputed items be referred to the Accounting Referee in accordance with Section 1.2(c)(ii). The determination of the Accounting Referee shall be made as promptly as possible and shall be final and binding upon the parties hereof. Each party hereto shall be permitted to submit such data and information to the Accounting Referee as the parties deem reasonably appropriate. The Purchaser and the Sellers shall each pay its own costs and expenses incurred under this Section 1.6. All expenses and fees incurred in connection with the Accounting Referee shall be paid equally by the Purchaser on one hand and the Sellers on the other hand.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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(d) Operations of the Company; Limitations. While there is no assurance that the Sellers will receive any specific Earnout Payment and Purchaser has not promised or projected any specific amount, Purchaser shall undertake best efforts to support the Executives in operating the Group Companies after the Closing until the end of the Earnout Period with the goal of achieving a highest possible Total New Contract Value which the parties acknowledge to be in their mutual interest.

(e) Right of Set-Off. Purchaser may withhold from (and set-off against) any payments required to be made by it under this Agreement, in particular the Earnout Payment, if any, payable under Section 1.6, the full amount (or any portion thereof) of the amount of the Final Adjustment Amount, if any, payable under Section 1.2 to the Purchaser or the full amount (or any portion thereof) of any payments that Purchaser or a Purchaser Indemnitee is entitled to receive in connection with an indemnification claim pursuant to Section 6.2(b)(vii) (under Article 6) or otherwise pursuant to the indemnity provisions in Article 6.

ARTICLE 2

REPRESENTATIONS AND WARRANTIES OF

THE SELLERS

Subject to the limitations contained in this Agreement, the Sellers hereby, jointly and severally (Haftung zur ungeteilten Hand), except as expressly specified herein otherwise, represent and warrant (leisten Gewähr pursuant to sec 922 et seqq ABGB) to the Purchaser that the statements contained in this Article 2 and Article 3 (“Sellers’ Warranties”) are true and correct on the date hereof, except as expressly set forth on the Disclosure Schedule attached hereto as Exhibit 2 (the “Disclosure Schedule”). The Disclosure Schedule shall be arranged in numbered sections corresponding to the sections contained in this Article 2 and Article 3. Any information disclosed therein under a section of the Disclosure Schedule shall be deemed disclosed and any factual or legal defects (Sach- oder Rechtsmängel) reasonably apparent from the information disclosed in the Disclosure Schedule shall be deemed excluded from the scope of the corresponding representations and warranties below. Beyond the representations and warranties expressly stated in this Agreement, the Sellers do not and will not issue or accept any other express or implied representations (Zusicherungen), warranties (Gewährleistungszusagen) or guarantees (Garantien) of whatever nature, whether explicitly or implied, for whatever reason and on whatever legal basis. Notwithstanding the generality of the foregoing, the Sellers, in particular, do not issue or accept any representation, warranty or guarantee (i) in respect of budgets, forecasts and planning and management accounts relating to the future disclosed to the Purchaser or (ii) for a certain profitability of the Shares or of the business of any Group Company. The Sellers acknowledge that the Purchaser purchases and acquires the Shares in reliance on the Sellers’ Warranties, which shall qualify as properties expressly warranted to the Purchaser (ausdrücklich zugesicherte Eigenschaften). For the avoidance of doubt, such acknowledgment shall not grant the Purchaser any right to challenge, change, demand adjustments to this Agreement or to rescind this Agreement on the basis of any ground set forth in Section 7.5. The Sellers’ Warranties are given as per the date expressly stated herein. In the event no date is expressly stated, the respective Sellers’ Warranties are given as of the date of this Agreement and again as of the Closing Date.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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2.1 Existence; Power and Authority, Due Incorporation. The Company is a limited liability company (Gesellschaft mit beschränkter Haftung) validly existing, duly organized and incorporated under the laws of Austria. Each of the Company Subsidiaries is a corporation validly existing and in good standing under the laws of the jurisdiction of its incorporation. No Group Company maintains any offices, branches or subsidiaries outside of Austria, Germany and Switzerland. The Sellers have heretofore delivered to the Purchaser true and complete copies of the current articles of Association (Gesellschaftsvertrag; Satzung) of the Company and each Company Subsidiary (each a “Charter”) and there are no bylaws currently in effect. In relation to each Group Company, all filings required to be made with any competent commercial register have duly and timely been made.

2.2 Subsidiaries. Other than the Company Subsidiaries, the Company does not own, directly or indirectly or through nominees, any capital stock of or any other equity interest in, or controlled, directly or indirectly, any other Person or any Subsidiary, and the Company is not, directly or indirectly, a party to, member of or participant in any equity partnership, joint venture or similar business entity.

2.3 Capitalization.

(a) The Company has a registered capital (Stammkapital) of ATS 500,000 (five hundred thousand Austrian Schilling), which has been paid up in full. Except for the Shares, the shares of the Company in the Company Subsidiaries, no Group Company issued (i) any equity instruments (atypical silent partnerships, participations of limited partners, participation capital, etc), (ii) any other outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights or other contracts or commitments that could require a Group Company or any other Person (contingently or otherwise) to issue, sell or otherwise cause to become outstanding any shares of capital stock or other equity interest in the Group Company or (iii) any securities convertible into or exchangeable for any such shares or equity interests. There are no outstanding contractual obligations (contingent or otherwise) of any Group Company to repurchase, redeem or otherwise acquire any equity securities. All of the issued and outstanding shares of each of the Group Companies have been duly authorized and validly issued and are nonassessable. Eco CH has a registered capital (Stammkapital) of CHF 100,000 (one hundred thousand Swiss Franks), of which CHF 51,000 (fifty one thousand Swiss Franks) have been paid up and Eco GER has a registered capital (Stammkapital) of EUR 50,000 (fifty thousand Euro), of which EUR 25,000 (twenty five thousand Euro) have been paid up. The Sellers are the only shareholders of the Company and each has good and marketable title to the Shares listed opposite his, her or its name on Schedule A free and clear of all Liens. The Company’s shares in the Company Subsidiaries are free and clear of all Liens.

(b) Save for (i) a distributed dividend of 2009 with respect to the Company amounting to EUR 700,000 and (ii) an additional dividend distribution regarding the business year 2009 with respect to the Company in a maximum amount of EUR 648,000 (“Additional 2009 Distribution”), each of which (i.e. the dividends under (i) and (ii) herein above) have been

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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duly declared and paid in full prior to Closing, no dividend has been paid, retained or declared on the Shares and the shares in the Company Subsidiaries since 2009 and no other distribution or payment or set-off or forgiveness, which could qualify as distribution, has been declared since 2009 and there are no outstanding claims of any of the Sellers in relation thereto. There are no outstanding claims of any of the Sellers in relation to declared dividends and no other rights to dividends with respect to any Group Company in relation to any previous periods. There is no right to distribution of reserves or profit other than as regulated by or under the law or in the articles of association of any of the Group Companies, respectively.

(c) No Group Company has ever adopted, sponsored or maintained any stock option plan or any other plan or agreement providing for equity compensation to any Person.

(d) There are no options, warrants, calls, rights, convertible securities, commitments or agreements of any character, written or oral, to which the Company, a Company Subsidiary or any of the Sellers are a party, or by which any such Person is bound, obligating any Group Company to issue, deliver, sell, repurchase or redeem, or cause to be issued, delivered, sold, repurchased or redeemed, any capital stock of any Group Company or obligating a Group Company to grant or enter into any such option, warrant, call, right, commitment or agreement. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, voting rights or other similar rights with respect to any Group Company.

(e) There are no (i) voting trusts, proxies, shareholders’ agreements or other agreements or understandings with respect to the voting stock of any Group Company to which a Group Company, or any of the Sellers is a party, by which any such Person is bound, or of which any such Person has knowledge, or (ii) agreements or understandings to which a Group Company, or any of the Sellers is a party, with the exception of the articles of association of the Group Companies, by which any such Person is bound, or of which any such Person has knowledge relating to the registration, sale or transfer (including agreements relating to rights of first refusal, “co-sale” rights or “drag-along” rights) of any Group Company capital stock, or any other investor rights, including, without limitation, rights of participation (i.e., pre-emptive rights), co-sale, voting, first refusal, board observation, visitation or information or operational covenants.

(f) All Corporate Restructurings have been made and implemented in compliance with all applicable laws, including without limitation, cartel and merger laws as well as capital maintenance rules.

(g) No Seller and no other Person has exercised a right of termination (Gesellschafterkündigung bzw. Gläubigeraufkündigung) in relation to the respective Charter.

2.4 Governmental Authorization; Consents.

(a) Other than merger control filing and clearance requirements, the execution, delivery and performance of this Agreement and each of the Transaction Documents require no action by or in respect of, or filing with, any Governmental Body.

(b) No consent, approval, waiver or other action by any Person under any Material Contract is required or necessary for the execution, delivery and performance of this

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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Agreement and any Transaction Document, except for such consents, approvals and waivers (i) as have been obtained prior to the Closing, as set forth in Section 2.4(b) of the Disclosure Schedule (each a “Required Consent” and collectively, the “Required Consents”). or (ii) as agreed between the Parties not to be obtained prior to the Closing, as set forth in Section 2.4(b) of the Disclosure Schedule (each a “Waived Consent” and collectively, the “Waived Consents”). All of the Required Consents have been duly and validly obtained, are in full force and effect, have not been withdrawn, and are enforceable in accordance with their terms, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

2.5 Non-Contravention. No breach of a pre-closing covenant set forth in Section 1.41.4(f) has occurred. Neither the execution, delivery and performance of this Agreement and the Transaction Documents to which the Company is a party, nor the consummation of the transactions contemplated hereby and thereby, will:

(a) result in a breach, default, violation or termination (termination which arises from a breach of default) of, or conflict with, or give rise to the payment or obligation to pay any amount in connection with:

(i) any provision of the Charter or other organisational document of any of the Group Companies;

(ii) any Legal Requirement or any order to which any of the Group Companies, or any of the assets owned or used by any of them, may be subject or bound; and

(iii) any governmental authorisation, license or concession held by any Group Company to become liable for payment of Tax;

(b) result in the imposition or creation of any Lien, other than in favor of the Purchaser alone, upon or with respect to any shares or any assets owned or used by any of the Group Companies;

(c) gives rise to a right of first refusal, pre-emption rights, buy out or similar rights of third parties to sale, transfer or encumber the Shares or the shares in the Company Subsidiaries; or

(d) except as set forth in Section 2.5(d) of the Disclosure Schedule, with or without the giving of notice or the lapse of time or both, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or, save for the Waived Consents, require any notice or consent under any Contract to which a Group Company is a party or by which it is bound or to which the assets of the Group Companies are subject.

2.6 Financial Statements.

(a) The Company has heretofore furnished the Purchaser with true and accurate copies of (i) the unaudited consolidated interim balance sheet of the Group Companies

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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as of September 30, 2010 (the “Most Recent Balance Sheet”) and the related statements of operations and retained earnings for the nine-month period ended September 30, 2010 (collectively, the “Interim Financial Statements”); (ii) the unaudited consolidated balance sheets of the Group Companies as of December 31, 2009, and the related unaudited statements of operations and retained earnings and cash flows for the year then ended, together with the notes thereto (collectively, the “Unaudited Financial Statements”) and (iii) the unaudited balance sheets of each of the Company Subsidiaries as of December 31, 2009, and the related unaudited statements of operations and retained earnings and cash flows for the years then ended, together with the notes thereto (collectively, the “Subsidiary Financial Statements” and together with the Interim Financial Statements and the Unaudited Financial Statements, the “Financial Statements”). The Financial Statements are accurate and complete in all material respects and have been prepared in accordance with the Accounting Convention consistently followed throughout the periods indicated, except for the absence of footnotes in the case of the Interim Financial Statements. The Financial Statements present a true and fair view of the assets and liabilities (Vermögenslage), financial position (Finanzlage) and earnings position (Ertragslage) of the Group Companies as of their respective dates, of operations and cash flows for the respective periods then ended, subject, in the case of the unaudited interim financial statements, to normal year-end adjustments, which were not material in amount or significance.

(b) The statutory books, books of account and other records of each Group Company required to be kept by applicable laws in any relevant jurisdiction are up-to-date and have been maintained in accordance with those laws and relevant generally accepted accounting practices on a proper and consistent basis and comprise in all material respects complete and accurate records of all information required to be recorded. All such statutory books, books of account and other records are in the possession or under the control of the relevant Group Company together with all documents of title and executed copies of all existing agreements which are necessary for the proper conduct of its business and to which the relevant Group Company is a party.

(c) Each Group Company has in place systems and processes that are customary for a company at the same stage of development as the relevant Group Company designed to (i) provide reasonable assurances regarding the reliability of the Financial Statements and (ii) in a timely manner accumulate and communicate to the Company’s principal executive officer and principal financial officer the type of information that would be required to be disclosed in the Financial Statements (such systems and processes are herein referred to as the “Controls”). Since January 1, 2008, to the Sellers’ Knowledge, no current employee, auditor, accountant or representative of any Group Company has received or otherwise had or obtained knowledge of any complaint, allegation, assertion or claim, whether written or oral, regarding the Controls or the Financial Statements. To the Sellers’ Knowledge, there have been no instances of fraud, whether or not material, that occurred during any period covered by the Financial Statements.

(d) The accounts receivable of each of the Group Companies, except to the extent of the allowance for doubtful accounts set forth in the Financial Statements, are bona fide receivables, arose out of arms’ length transactions in the normal and usual practices of the relevant Group Company, are recorded correctly on the books and records of the relevant Group Company, and, are collectible in full in the ordinary course of business. Such receivables are not

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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subject to any defense, counterclaim or setoff or discounts or credits not reflected in the Financial Statements, and (i) no facts or circumstances exist which would cause any of such accounts receivable to have to be written down or written off in excess of the allowance for doubtful accounts set forth in the Financial Statements, and (ii) since the date of the Most Recent Balance Sheet, none of the Group Companies has discounted or sold such accounts receivable or any portion thereof.

2.7 No Undisclosed Liabilities and No Undisclosed Indebtedness. There are no Liabilities and there is no Indebtedness of any Group Company of any kind whatsoever, and there is no existing condition, situation or set of circumstances which could reasonably be expected to result in such a Liability, except (a) as disclosed in the Most Recent Balance Sheet; (b) for Liabilities incurred in the ordinary course of business since the Most Recent Balance Sheet that are immaterial in both amount and significance; (c) any Permitted Lien, and (d) as set forth in Section 2.7 of the Disclosure Schedule. There are no sums, liabilities and obligations whatsoever, actual or contingent (and whether incurred solely or jointly and whether as principal or surety or in some other capacity), present or future, payable, owing, due or incurred by any Group Company under or pursuant to the UK Participation.

2.8 Absence of Certain Changes. Except as set forth in Section 2.8 of the Disclosure Schedule, since September 30, 2010, each Group Company has conducted its business in the ordinary course consistent with past practices, and no Group Company has:

(a) suffered any material loss, or material interruption in use, of any asset or property (whether or not covered by insurance), on account of fire, flood, riot, strike or other hazard or Act of God;

(b) sold or transferred any material portion of its assets or any material portion of the interests in such portion, except in the ordinary course of business;

(c) made any material change in the nature of its business or operations;

(d) incurred any material Liabilities other than in the ordinary course of business;

(e) made any capital expenditure or capital commitment in excess of EUR 25,000 in any individual case;

(f) amended or changed the Charter or bylaws or any Company Subsidiary’s comparable organizational documents;

(g) created, incurred or assumed any Indebtedness or guaranteed any such Indebtedness except trade accounts payable incurred in the ordinary course of business consistent with past practices;

(h) changed its accounting methods, principles or practices;

(i) except as for the Additional 2009 Distribution that has been duly declared and paid in full after September 30, 2010 and prior to the Closing Date, declared, set aside or

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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paid any distribution with respect to any shares of capital stock or other ownership interests or repurchased or redeemed or committed to repurchase or redeem any shares of capital stock or other ownership interests other than in the ordinary course of business consistent with past practices;

(j) released, compromised or canceled any debts owed to it or claims against others exceeding EUR 25,000 individually for any one such debt or claim;

(k) delayed or postponed payment of accounts payable or other Liabilities outside the ordinary course of business consistent with past practices or obtained or attempted to obtain payment of any notes or accounts receivable owed to it prior to the due date thereof;

(l) entered into or modified any Contract with any of its directors, officers, employees, shareholders or Affiliates;

(m) other than in the ordinary course of business consistent with past practice, changed the employment terms of, paid any bonus to, increased any salary or wages for or entered into any employment Contract with, any Person, or instituted any employee welfare, bonus, stock option, profit-sharing, retirement or similar plan or arrangement with, any of its directors, officers or employees;

(n) merged into, consolidated with, or sold a substantial part of its assets to any other Person, or permitted any other Person to be merged or consolidated with it;

(o) entered into, accelerated, terminated, modified or canceled any Material Contract or received notice that any other Person intends to accelerate, terminate, modify or cancel any such Contract;

(p) entered into any Contract to take any of the actions referred to in clauses (b) through (o); or

(q) suffered any adverse change with respect to its business or financial condition which has had, or could reasonably be expected to have, a Material Adverse Effect.

2.9 Title To Assets; Properties.

(a) Each Group Company owns, and has good, valid and marketable title to, all assets purported to be owned by it, including:

(i) All assets reflected on the Most Recent Balance Sheet and the Financial Statements, respectively.

(ii) All other assets reflected in each of the Group Company’s books and records as being owned by the relevant Group Company.

Except as set forth on Section 2.9 of the Disclosure Schedule and with the exception of customary title retention (Eigentumsvorbehalt) granted within the ordinary course of business, all of said assets are owned by the relevant Group Company are free and clear of any Lien.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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(b) The originals of the deeds and documents of title and property are in the possession or under the control of the Group Companies and no Group Company have granted any Lien on any fixed assets.

(c) No Seller has any knowledge of any person claiming the existence of a Lien or any ownership interest in any of the fixed assets, or the deeds and documents of title mentioned above.

(d) No Group Company owns any real property. The Group Companies lease or sublease all real property used in their business as now conducted and proposed to be conducted.

(e) All leases of personal property are in good standing and are valid, binding and enforceable (except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity) in accordance with their respective terms, and there does not exist under any such lease any material breach by a Group Company or any event known to any Group Company that with notice or lapse of time or both, would constitute a material default.

2.10 Taxes and Social Security.

(a) Each Group Company has in accordance with all applicable Legal Requirements (i) filed all Tax Returns which are required to be filed by it (ii) made all assessments of Taxes which are to be self-assessed, and has paid, or made adequate provision for the payment of, all Taxes which have or may become due and payable by it (whether or not shown on any Tax Return). All such Tax Returns are correct and complete and accurately reflect the liability for Taxes for the periods covered thereby. No claim exceeding, in aggregate, a value of EUR 20,000 has ever been made by any Governmental Body in a jurisdiction where a Group Company does not file Tax Returns that the relevant Group Company is or may be subject to taxation by that jurisdiction. No Group Company has received a request to file a Tax Return from a Governmental Body in a jurisdiction where it does not file Tax Returns.

(b) No Group Company has agreed to, or has been requested to agree to, any extension or waiver of the statute of limitations applicable to any of its Tax Returns. Group Company has agreed to, nor has it been requested to agree to, any extension of time with respect to a Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired. No Group Company has failed to take any action that would have the effect of any such extensions or waivers.

(c) No Group Company is a party to any Tax allocation, sharing or indemnification agreement.

(d) There are no Liens for unpaid Taxes on the assets of any Group Company.

(e) To the Sellers’ Knowledge, no Group Company has received any notice of assessment or proposed or threatened assessment in connection with any Tax or a Tax Return. There are no Tax examinations, Tax claims or Tax actions currently pending, asserted or threatened.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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(f) Each Group Company has withheld and collected all Taxes required to have been withheld and collected and has paid over to the proper Taxing Authority all such Taxes in a timely manner, including but not limited to the cooperation agreement entered by and between Eco GER, Eco CH and the Company, dated February 15, 2010, and to any services rendered by Haberler GmbH or by Mr. Michael Bicha to any Group Company.

(g) No Group Company has requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed.

(h) The unpaid Taxes of each Group Company did not, as of the date of the Most Recent Balance Sheet, exceed by any material amount the aggregate reserves or accruals for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the Most Recent Balance Sheet, and the unpaid Taxes of the Group Companies will not, as of the Closing Date, exceed by any material amount the aggregate reserves or accruals for Tax liability (other than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) as disclosed on Section 2.10(h) of the Disclosure Schedule.

(i) No Group Company has made any change in accounting methods, received a ruling from any taxing authority, or signed an agreement with respect thereto with respect to any Tax year.

(j) Each Group Company and the Sellers have terminated any and all Tax sharing, Tax indemnity or Tax allocation agreements to which any of the Sellers, a Group Company and/or any Affiliate thereof (if any) is a party with effect not later than Closing.

(k) Each Group Company and the Sellers have terminated not later than the Closing any and all Tax sharing, Tax indemnity or Tax allocation agreements to which any of the Sellers, the Company and/or any Affiliate thereof (if any) is a party that were in effect at any time on or prior to the Closing. No further amounts shall be payable by the Purchaser or any Affiliate thereof under such agreements following the Closing, and the Purchaser, the Company or Affiliate thereof shall have no further obligations thereunder following the Closing.

2.11 Litigation. Except as set forth in Section 2.11 of the Disclosure Schedule, there is no claim, action, suit, investigation or litigation, arbitration or administrative proceeding (or any basis therefor) pending or threatened against or affecting, a Group Company, or the transactions contemplated hereby before any court or arbitrator or any Governmental Body that could be reasonably be expected to have a Material Adverse Effect. There is no judgment, decree or order against any Group Company or any of its officers, members, managers or directors (in their capacity as such), that could prevent, enjoin or materially alter or delay any of the transactions contemplated by this Agreement or the operation of the Business. No Group Company has threatened any such litigation against any other party.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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2.12 Material Contracts.

(a) An accurate and complete copy of each Material Contract has been delivered or made available to the Purchaser by the Company. For purposes of this Agreement, each of the following shall be deemed to constitute a “Material Contract”:

(i) any Contract to which the Company or any Company Subsidiary is a party for professional services engagements that includes a fixed fee of more than EUR 75,000 that guarantees a specific result (other than any such Contract under which all services have been completed and accepted, and other than any such Contract providing for the implementation of Products by a Group Company in the ordinary course of business);

(ii) any Contract with any customer (including any Contract to which a Group Company is party, or to which the Business is subject, relating to the maintenance, support, or enhancement of any Company Product, or providing for the sale or license of any Product as a subscription service or otherwise for a recurring subscription fee (a “Maintenance Contract”)) involving the Company’s or a Company Subsidiary’s license, sale or provision of Company Products, Company Intellectual Property or other assets that has generated more than EUR 50,000 in consolidated revenues for the Company and the Company Subsidiaries during either of the fiscal years ended December 31, 2008 or December 31, 2009;

(iii) any partnership, joint venture, contract with any Channel Partner, or other similar Contract, that involves the payment or receipt of money in any one year in excess of EUR 50,000 and that cannot be canceled without penalty upon notice of thirty (30) days or less;

(iv) any Contract relating to Indebtedness;

(v) any employment agreement providing for an annual salary in excess of EUR 50,000;

(vi) any license, technology transfer, franchise or other Contract in respect of any material Company Intellectual Property or any Contract that by its express terms make use of any Company Intellectual Property;

(vii) any Contract pursuant to which the Company or any Company Subsidiary has purchased any real property, or any Contract pursuant to which the Company or any Company Subsidiary is a lessor or lessee of any real property or of any machinery, equipment, motor vehicles, office furniture, fixtures or other personal property that by its terms requires the payment of in excess of EUR 100,000 per annum;

(viii) any Contract of guarantee, support, assumption or endorsement of, or any similar commitment with respect to, the obligations, Liabilities or Indebtedness of any other Person;

(ix) any Contract with any supplier or provider of services or content that are resold by a Group Company or that are otherwise incorporated into any Product, other than any services or content that are not material and which can be promptly replaced without material increase in cost to any Group Company;

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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(x) any Contract with any Governmental Body (a “Government Contract”); or

(xi) any Contract that includes indemnification, guaranty or warranty provisions other than those contained in Contracts entered into in the ordinary course of the Company’s business; or

(xii) any other Contract not made in the ordinary course of business that is material to the Business taken as a whole.

(b) As to each Contract with a customer having concluded a Maintenance Contract meeting the criteria of Section 2.12(a)(a)(ii), Section 2.12(b) of the Disclosure Schedule sets forth on a customer-by-customer basis a true and accurate summary of the following: (i) whether or not the source code for the applicable Company Product has been placed in escrow with a third party escrow agent; (ii) any provisions granting most favored customer pricing; and (iii) any exclusivity provision that prevents the sale of Company Products to any other company. To the Sellers’ Knowledge, no customer of the Business who receives services under any such Maintenance Contract either: (x) intends to stop receiving services under such customer’s Maintenance Contract or otherwise to terminate such Maintenance Contract, or (y) intends to reduce or eliminate such services in favor of the receipt of similar services from any Person other than a Group Company.

(c) Except as set forth in Section 2.12(c) of the Disclosure Schedule, each Material Contract is a valid and binding agreement of the relevant Group Company and is in full force and effect, and, to the Sellers’ Knowledge, no Group Company and no party thereto is in default in any material respect under the terms of any such Material Contract, nor, to the Sellers’ Knowledge, has any event or circumstance occurred that, with notice or lapse of time or both, would constitute an event of default thereunder.

(d) Except as set forth in Section 2.12(d) of the Disclosure Schedule, Eco GER has duly and fully assigned and transferred all its contractual relationships with customers to the Company.

2.13 Intellectual Property.

(a) Section 2.13(a) of the Disclosure Schedule lists: (i) all Patents, Trademarks, registered Copyrights, and any applications and renewals for any of the foregoing owned by or on behalf of a Group Company (ii) all Company Products that are currently sold, published, or offered by a Group Company and (iii) all licenses (in and out), sublicenses and other agreements (A) to which a Group Company is a party and pursuant to which a Group Company or any other Person is authorized to use any of the Company Intellectual Property or exercise any other right with regard thereto or (B) which involve an assignment or license of Intellectual Property and otherwise relate to the Business, except for (x) Publicly Available Software and (y) generally available off-the-shelf software programs licensed by a Group Company that, in the case of either (x) or (y) are not material to the Business or are not otherwise

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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incorporated into a Specified Company Product. All of the Company Intellectual Property that is used by the relevant Group Company pursuant to a license or other grant of a right by a third party to use its proprietary information is separately identified as such on Section 2.13(a) of the Disclosure Schedule.

(b) Except as set forth in Section 2.13(b) of the Disclosure Schedule, each item of the Company Intellectual Property is either: (i) owned solely by the relevant Group Company free and clear of any Liens; or (ii) rightfully used and authorized for use by the relevant Group Company and its successors pursuant to a valid and enforceable written license, except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. Except as disclosed on Section 2.13(b) of the Disclosure Schedule, each Group Company has all rights in the Company Intellectual Property necessary to carry out the relevant Group Company’s former, current and currently planned future activities in all geographic locations and fields of use, and to sublicense any or all such rights to third parties, including the right to grant further sublicenses.

(c) Except as set forth in Section 2.13(c) of the Disclosure Schedule, no Group Company is in violation of any license, sublicense or other agreement to which it is a party or otherwise bound relating to any of the Company Intellectual Property. Except as noted in Section 2.13(c) of the Disclosure Schedule, neither the Company nor any of its Affiliates is in default with its obligation to provide any consideration (whether financial or otherwise) to any third party, nor is any third party otherwise entitled to any consideration, with respect to any exercise of rights by any Group Company or Purchaser in the Company Intellectual Property.

(d) Except as set forth in Section 2.13(d) of the Disclosure Schedule, to the Seller’s Knowledge, the use of the Company Intellectual Property and the operation of the Business as currently conducted and as currently proposed to be conducted did not and do not infringe any other Person’s Intellectual Property rights. No claims (i) challenging the validity, enforceability, effectiveness or ownership by any Group Company of any of the Owned Intellectual Property or (ii) to the effect that the use, reproduction, modification, manufacture, distribution, licensing, sublicensing, sale of the Company Products, or any other exercise of rights in any of the Company Intellectual Property by a Group Company, infringes or will infringe on any Intellectual Property or other proprietary or personal right of any Person have been asserted against a Group Company or, to the Sellers’ knowledge, are threatened by any Person nor does there exist any valid basis for such a claim. There are no legal or governmental proceedings, including interference, re-examination, reissue, opposition, nullity, or cancellation proceedings pending that relate to any of the Owned Intellectual Property, other than review of pending patent applications, and the no Seller is aware of any information indicating that such proceedings are threatened or contemplated by any Governmental Body or any other Person. All granted or issued Patents, all registered Trademarks, and all Copyright owned or purported to be owned by a Group Company is valid, enforceable and subsisting. To the Seller’s Knowledge, there is no unauthorized use, infringement, or misappropriation of any of the Company Intellectual Property by any third party, employee or former employee.

(e) Except as set forth in Section 2.13(e) of the Disclosure Schedule, each Group Company has secured from all parties (including any Person or former entity subject to a

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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Corporate Restructuring and any former employees as well as present and former consultants) who since the creation or acquisition of the Owned Intellectual Property by each Group Company have created any portion of, or otherwise have any rights in or to, the Owned Intellectual Property, valid and enforceable (except as such enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity) written assignments (unless passing of title is warranted by statutory law) and waiver of moral rights of or in any such work, invention, improvement or other rights to the Group Companies and has provided or made available true and complete copies of such assignments and waivers to the Purchaser.

(f) The consummation of the transactions contemplated under this Agreement shall and will not alter, impair or otherwise affect any rights or obligations of any Group Company in any of the Company Intellectual Property.

(g) Each Group Company has taken commercially reasonable measures to protect the proprietary nature of the Company Intellectual Property and to maintain in confidence all Trade Secrets and confidential information owned or used in the Business.

(h) The source code for any Software products included in the Company Intellectual Property includes any pertinent commentary or explanation that may be necessary to render such source code understandable and usable by a highly skilled computer programmer experienced in the use of the Company Intellectual Property.

(i) Except as set forth in Section 2.13(i) of the Disclosure Schedule, prior to the Closing Date, no Group Company has provided, or is obligated to provide, directly or indirectly, the source code for any of the Software that is included in the Company Intellectual Property to any other Person. Moreover, no Group Company has, by license, transfer, sale, escrow or otherwise, permitted any other Person to reverse engineer, disassemble or decompile any such Software to create such source code.

(j) Except as set forth in Section 2.13(j) of the Disclosure Schedule, the Company Intellectual Property does not include any Publicly Available Software and neither a Group Company or Seller has used Publicly Available Software in whole or in part in the development of any part of the Company Intellectual Property in a manner that may subject the Company Intellectual Property in whole or in part, to all or part of the license obligations of any Publicly Available Software. “Publicly Available Software” means each of (i) any Software that contains, or is derived in any manner (in whole or in part) from, any Software that is distributed as free software, open source software (e.g. Linux), or similar licensing and distribution models; and (ii) any Software that requires as a condition of use, modification, and/or distribution of such Software that such Software or other Software incorporated into, derived from, or distributed with such Software (a) be disclosed or distributed in source code form; (b) be licensed for the purpose of making derivative works; or (c) be redistributable at no or minimal charge. Publicly Available Software includes, without limitation, software licensed or distributed under any of the following licenses or distribution models similar to any of the following: (a) GNU General Public License (GPL) or Lesser/Library GPL (LGPL), (b) the Artistic License (e.g. PERL), (c) the Mozilla Public License, (d) the Netscape Public License, (e) the Sun Community Source License (SCSL), the Sun Industry Source License (SISL), and (f) the Apache Server License.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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2.14 Company Products; Warranties; Defects; Liabilities. Each of the Company Products was in material conformity with the specifications for such Company Product, all applicable contractual commitments and all applicable express and implied warranties furnished by the relevant Group Company with respect to such Company Product at the time of such manufacture, sale, license, lease or delivery except for such non-conformities (i) as only require replacement or repair (or, in the case of services, re-performance) in the ordinary course of business consistent with past practice or (ii) for which (and to the extent) there is a specific reserve set forth on the Most Recent Balance Sheet. No Group Company has any material Liability (and to the Seller’s knowledge there is no basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against the any Group Company giving rise to any Liability) for replacement or repair thereof or other damages in connection therewith except Liabilities (i) for replacement or repair (or, in the case of services, re-performance) incurred in the ordinary course of business consistent with past practice or (ii) for which (and to the extent) there is a specific reserve set forth on the Most Recent Balance Sheet. No Company Product is subject to any guaranty, warranty, or other indemnity beyond the applicable standard terms and conditions of sale, license or lease or beyond that implied or imposed by applicable Legal Requirement. The Sellers shall not be liable under this Section 2.14 to the extent a defect concerning a Company Product is covered by the scope of the relevant maintenance contract.

2.15 Insurance Coverage

(a) Except as set forth in Section 2.15 of the Disclosure Schedule, all insurance policies (including “self-insurance” programs) currently maintained by the Group Companies (collectively, the “Insurance Policies”) are in full force and effect, no Group Company is in default in any material respect under any Insurance Policy, and no claim for coverage under any Insurance Policy, other than contested claims under any Group Company’s workers’ compensation policies or subject to any Employee Benefit Plans, has been denied during the past two (2) years. No Group Company has received any written notice of cancellation or intent to cancel with respect to the Insurance Policies.

(b) The Group Companies are insured against all risks to which they are typically exposed and which are commonly insured with adequate coverage and have served or filed in a timely manner proper and accurate claims or notices of all events and information required in connection with the Insurance Policies.

(c) No event relating to any of the Group Companies has occurred which can reasonably be expected to result in a limitation or impairment of the rights or benefits of any Group Company under any of the Insurance Policies.

2.16 Business Operations, Compliance with Laws.

(a) Except as set forth in Section 2.16 of the Disclosure Schedule, each Group Company is in compliance, and in the past has complied, in all material respects, with all Legal Requirements and judgments of any Governmental Body applicable to it or its Business or by which any property, asset or the business or operations of the Business is bound or affected.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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(b) Each Group Company (a) operates and did so in the past, its Business in accordance with all Legal Requirements in all material respects; (b) has obtained and had also obtained in the past in all material respects all requisite powers, permits, licenses, notifications and authorities that are necessary to (i) carry out its present Business and to (ii) own, use, lease and operate the properties, installations, buildings and assets owned, used, leased and operated by it in connection with its business; and (c) all such powers, permits, licenses, notifications and authorities are final and still in force and all conditions stipulated in them or by any Legal Requirement have been fulfilled in all material respects.

(c) There are no circumstances indicating that any of the powers, permits, licenses, notifications and authorities referred to in the preceding Section 2.16(b) will or are likely to be revoked, annulled, changed or not renewed, in whole or in part, in the ordinary course of events (whether as a result of the acquisition of the Shares by the Purchaser or otherwise).

(d) No Group Company currently has any liability with respect to any claim arising from or relating to non-compliance with Legal Requirements and applicable environmental and social standards by any Governmental Body or Person.

(e) No Group Company is a party to any written agreement or memorandum of understanding with, or a party to any commitment letter, board resolution, or similar undertaking to, or subject to any order or directive by, or a recipient of any extraordinary supervisory letter from, any authority that restricts the conduct of its Business, or in any matter relates to its capital adequacy, its credit or reserve policies or its management, nor has any Group Company been advised by any authority that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, extraordinary supervisory letter, commitment letter or similar submission.

2.17 Employee Benefit Plans.

(a) Section 2.17(a) of the Disclosure Schedule includes for each Group Company a correct and complete list of all (i) entitlement to unused holidays as of November 30, 2010 being substantially in line with the applicable data as of the Closing Date, (ii) rights and claims according to any social plan, and (iii) present or potential rights and claims of employees from the old severance pay regime (Abfertigung alt). Such list correctly states the amount of value of the respective right, claim or entitlement, the legal basis for the relevant Employee Benefits and the nature and dates of the respective agreements or other commitments.

(b) There are no outstanding obligations relating to Employee Benefits which are in place, apply or have applied to any of the Group Companies. Except as set forth in Section 2.17(b) of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not, solely in and of itself, (i) entitle any current or former employee or officer of a Group Company to severance pay, unemployment compensation or any other payment, (ii)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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accelerate the time of payment or vesting under any Employee Benefit, (iii) increase the amount of compensation due any such employee or officer, or (iv) except as specifically set forth herein, directly or indirectly cause a Group Company to transfer or set aside any assets to fund or otherwise provide for the benefits under the Employee Benefits for any current or former employee, officer or director.

2.18 Employees and Independent Contractors.

(a) The (i) Company employs 78 employees (Arbeitnehmer) out of which 78 are employed for indefinite period of time and none are employed for definite period of time, (ii) Eco CH employs no employees (Arbeitnehmer) and (iii) Eco GER employs 5 employees (Arbeitnehmer) out of which 5 are employed for indefinite period of time and none are employed for definite period of time, in each case including, for this purpose, any employee of the relevant Group Company who is on a leave of absence or on layoff status. No Group Company has concluded (i) any management employment agreements other than the three management employment agreements set out under Sections 1.41.4(a), 1.4(a)(ii) and 1.4(a)(iii) and concluded by the Company and (ii) freelancer or other service agreements with freelancers, consultants or independent contractors other than as expressly set forth in Section 2.18(a) the Disclosure Schedule. All those persons have valid titles and permits to reside and work in Austria for at least six more months from Closing Date or do not require such titles and permits. There are no amounts owing to any present or former directors, employees, freelancers, consultants or independent contractors of any of the Group Companies (including severance or other compensation claims or any claims for compensation resulting from inventions of these persons or intellectual property rights transferred from these persons to any of the Group Companies) other than for remuneration properly accrued and recorded in the Financial Statements or for remuneration properly accrued in the ordinary course of business thereafter or for reimbursement of reasonable business expenses consistent with due practices.

(b) Except as expressly set forth in Section 2.18(a) of the Disclosure Schedule, each Group Company has the right to terminate the employment of each of its employees at will and to terminate the engagement of any of its freelancers, consultants or independent contractors without payment to such employee, freelancers, consultants or independent contractor other than for services rendered through termination and without incurring any penalty or liability. No freelancer (freie Mitarbeiter, freie Dienstnehmer), consultant (Berater) or independent contractor (Werkunternehmer) of any of the Group Companies may, under any applicable laws, successfully claim to be, or may be considered by any competent authority, to be an employee (Arbeitnehmer) of a Group Company.

(c) Each Group Company is in compliance, in all material respects, with all Legal Requirements relating to employment practices and, in particular has paid in due time and in the correct amount salaries and wages, including overtime compensation, and all bonuses, commissions and incentives and other Employee Benefits as well as all taxes and social contributions arising from or associated in any other way with payments to employees of the relevant Group Company.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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(d) No Group Company has ever been a party to or bound by any shop agreement (Betriebsvereinbarungen) or other union or collective bargaining Contract, nor is any such Contract currently in effect or being negotiated by or on behalf of a Group Company.

(e) No Group Company has experienced any labor problem that was or is material to it. To the Sellers’ knowledge, the Group Company’s relations with their respective employees are currently on a good and normal basis. No pending or threatening employment lawsuit exists.

(f) To the Sellers’ Knowledge: (i) no employee or consultant of a Group Company has received an offer to join a business that may be competitive with the business of the relevant Group Company; and (ii) no employee or consultant of a Group Company is a party to or is bound by any confidentiality agreement, noncompetition agreement or other Contract (with any Person) that may have an adverse effect on (A) the performance by such employee or consultant of any of his/her duties or responsibilities as an employee or consultant of the relevant Group Company or (B) otherwise on any of the Group Companies.

(g) Except as set forth in Section 2.18(g) of the Disclosure Schedule, no employee of a Group Company having an annual salary of EUR 50,000 or more has informed any of the Group Companies of his or her intention to terminate or has terminated his or her employment with the relevant Group Company

(h) Without prejudice to Section 2.6, each Group Company has created sufficient provisions in accordance with applicable commercial law principles for (i) any employee entitlements, including without limitation severance entitlements (Abfertigungsrückstellungen), unconsumed vacation entitlements (unverbrauchte Urlaubsansprüche) and anniversary and jubilee entitlements (Jubiläumsgelder) and (ii) all other employee-related costs including without limitation flexitime accruals (Arbeitszeitguthaben). The principles of the “Abfertigung-Neu” are not applicable on any employee of the Company or any Company Subsidiary employed prior to January 1, 2003.

(i) No Group Company is bound by any agreements and other commitments, including, without limitation, commitments based on works custom (betriebliche Übung), regarding pensions. The Company and the Company Subsidiaries are not obliged to pay any pensions or contributions to pension funds (other than pensions or contributions under mandatory provisions of statutory law or applicable collective bargaining agreements). There is no pending or notified dispute about pensions payable by the Company or any Company Subsidiary and no such claim has been made or threatened within the last three (3) years.

2.19 Customers and Suppliers. No Group Company has received notice from and is otherwise aware that (a) any customer (or group of customers under common ownership or control) who or which is material to the Business has stopped or intends to stop purchasing the products or services of any of the Group Companies or (b) any supplier (or group of suppliers under common ownership or control) that accounted for a material percentage of the aggregate supplies purchased by any of the Group Companies during the past eighteen (18) months has stopped or intends to stop supplying products or services to any of the Group Companies.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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2.20 Channel Partners. Except as set forth in Section 2.20 of the Disclosure Schedule, (i) no Channel Partner is authorized to distribute the Company Products on an exclusive basis, whether in an exclusive field, territory, region or market; and (ii) the Company may terminate the authority of its Channel Partners to resell and distribute the Company Products under a Material Contract upon ninety (90) days’ notice or less (without penalty or cost). Section 2.20 of the Disclosure Schedule sets forth (a) each Channel Partner that has entered into a Material Contract with a Group Company and that has access to the source code of any Company Product and (b) a brief description of any modifications and/or derivative works of the Company Products that have been created, developed or reduced to practice by or on behalf of any Channel Partner (collectively, the “Channel Partner Derivatives”). Except as set forth in Section 2.20 of the Disclosure Schedule, all Intellectual Property in and to the Channel Partner Derivatives has been irrevocably assigned to any of the Group Companies, and no Channel Partner has any exclusive rights with respect thereto.

2.21 Government Programs.

(a) Except as set forth in Section 2.21 of the Disclosure Schedule, no agreements, loans, funding arrangements or assistance programs are outstanding in favor of a Group Company from any Governmental Body, and, to the Sellers’ knowledge, no basis exists for any Governmental Body to seek payment or repayment from any Group Company of any amount or benefit received, or to seek performance of any obligation of a Group Company, under any such program.

(b) The Group Companies have applied for, received, and used public grants and subsidised loans in accordance and compliance with all applicable laws, terms and conditions. No Group Company is obliged to re-pay public payments, including, without limitation, public grants, subsidies, Tax benefits and/or similar services of any kind. This Agreement will not trigger the duty to repay such funds and there is no existing condition, situation or set of circumstances that could reasonably be expected to result in such a liability or obligation. In particular, the Company shall, as a result of the change of control caused by the performance of this Agreement, not (i) be required to repay any grants or loans by FFG or (ii) incur any cost or any additional requirements to maintain the grants or loans by FFG.

2.22 Transactions with Affiliates; Intercompany Arrangements.

(a) There are no loans, leases, royalty agreements or other continuing transactions between any Group Company and any Seller, officer or director of such Group Company or any of their Affiliates (“Interested Person”). To the Sellers’ knowledge, no Interested Person (x) has any material direct or indirect interest in any entity that does business with any of the Group Companies or (y) has any direct or indirect interest in any property, asset or right that is used by any of the Group Companies in the conduct of the Business. No Interested Person has any Contractual relationship (including that of creditor or debtor) with a Group Company other than such relationships as result solely from being an employee, officer, director or shareholder of a Group Company.

(b) All transactions between (i) any Group Company and (ii) any other Group Company, the Seller, any Affiliate of the Seller or any other Person have been concluded on an arm’s length basis and without constituting a breach of the applicable capital maintenance rules or the applicable prohibition of forbidden repayment of equity.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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(c) As of the Closing Date, the Company has sold and transferred the following securities (i) to Haberler Privatstiftung (ia) Waldviertler Sparkasse nachr. Erg.Kap. 30.04.2009 AT0000346069 at a nominal value of EUR 50,000 and at a rate of 89.5%, (ib) KREDITANST.F.WIEDERAUFBAU 17.05.2009 XS0190541101 at a nominal value of EUR 100,000 at a rate of 99.5%, and (ic) Hypo Alpe-Adria-Bank AT0000355326 at a nominal value of EUR 50,000 and at a rate of 57% and (ii) to KHS Privatstiftung (iia) Waldviertler Sparkasse nachr. Erg.Kap. 30.04.2009 AT0000346069 at a nominal value of EUR 50,000 and at a rate of 89.5%, (iib) ASIF I Med. Term Nts 02.07.2008 XS0098800898 at a nominal value of EUR 100,000 and at a rate of 72.5%, and (iic) Hypo Alpe-Adria-Bank AT0000355326 at a nominal value of EUR 50,000 and at a rate of 57% ((i) and (ii), the “Securities Transfers”) and full and adequate cash consideration for the Securities Transfers amounting to, in aggregate, EUR 318,500 has been received by the Company and credited in full to the Company’s bank account. The Securities Transfers have been made on adequate commercial terms, arm’s length basis and without constituting a breach of the applicable capital maintenance rules or the applicable prohibition of forbidden repayment of equity.

2.23 Environmental Matters. Each Group Company has complied in all material respects with all Legal Requirements intended to protect the environment and/or human health or safety (collectively, “Environmental Laws”). No Group Company has released, handled, generated, used, stored, transported or disposed of any material, substance or waste which is regulated by Environmental Laws (“Hazardous Materials”), except for the use of reasonable amounts of ordinary office and/or office-cleaning supplies in compliance with Environmental Laws. No Group Company is aware of any environmental investigation, study, test or analysis, the purpose of which was to discovery, identify, or otherwise characterize the condition of the soil, groundwater, air or the presence of Hazardous Materials at any location at or close to which the Business has been conducted. No Group Company has any Environmental Liabilities. As used herein, “Environmental Liabilities” are any claims, demands, or liabilities under Environmental Law which (i) arise out of or in any way relate to the operations or activities of any of the Group Companies, or any real property at any time owned, operated or leased by any of the Group Company, whether contingent or fixed, actual or potential, and (ii) arise from or relate to actions occurring (including any failure to act) or conditions existing on or before the Closing Date.

2.24 Data Security and Privacy.

(a) To the Seller’s Knowledge, no breach or violation of any such security policy or privacy policy, including under any customer contracts, has occurred or, to the best of the Seller’s Knowledge, is threatened, and there has been no unauthorized or illegal use, disclosure or access to any of the data or information in any of the Company’s electronic or other database containing (in whole or in part) Personal Data maintained by or for any of the Group Companies (the “Company Databases”). Each Group Company has collected, maintained and used the data in the Company Databases at all times materially in accordance with the Group Companies’ and – where applicable – their customers’ security policies and privacy policies and with all applicable Legal Requirements pertaining to privacy, User Data, or Personal Data.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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(b) Each Group Company has implemented reasonable steps consistent with the type of activities conducted by it which are known in the information systems industry (and which are generally known as best practices) to protect, physically and electronically, their information assets and data from unauthorized disclosure, use or modification. To the Sellers’ Knowledge, there have been no breaches of security affecting any of the Group Companies’ or their customers’ information assets or data. Each Group Company has conducted its businesses and has collected, maintained and used its own and its customers’ data at all times materially in accordance with (i) accepted industry practice relating to their own and their customers’ industries, as the case may be); and (ii) all applicable Legal Requirements, including but not limited to those relating to privacy (including applicable industry-specific secrecy rules, such as banking secrecy).

2.25 Sufficiency of Infrastructure and Equipment. Except as set forth in Section 2.25 of the Disclosure Schedule or as currently budgeted as IT capital investments as set forth in Section 2.25 of the Disclosure Schedule, all Software (other than Company Products), computer hardware and equipment used in connection with the operation of the Company Products, to fulfill the obligations of each Group Company under any Maintenance Contract or otherwise to perform its obligations to customers in connection with the operation of the Business (collectively, the “Company Infrastructure and Equipment”) is adequate to satisfy the operational needs of and the Legal Requirements relating to the Business as conducted and as proposed to be conducted, all in accordance with industry standards.

2.26 No Insolvency. No Group Company is subject to any rehabilitation, liquidation or bankruptcy, and namely:

(a) no Group Company has stopped payment and is insolvent (as defined by applicable bankruptcy laws) or unable to pay their debts or is over indebted;

(b) no order has ever been made or petition presented or resolution passed for the liquidation or winding up of any Group Company and no administrator has been appointed over any Group Company, nor is there any order or petition presented for the appointment of an administrator in respect of any Group Company; and

(c) no meeting has been convened at which a resolution will be proposed, no resolution has been passed, no petition has been presented and no order has been made for the liquidation or winding up of any Group Company.

2.27 Finders’ Fees. Except as set forth in Section 2.27 of the Disclosure Schedule, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of a Group Company who might be entitled to any fee or commission (irrespective of whether in cash or in kind) from the Purchaser, the Company or any of their respective Affiliates upon consummation of the transactions contemplated by this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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ARTICLE 3

ADDITIONAL REPRESENTATIONS AND WARRANTIES

OF THE SELLERS

Subject to the limitations contained in this Agreement, each Seller individually represents and warrants to the Purchaser as follows:

3.1 Existence, Power and Authority. Such Seller is, if a natural person, citizen of Austria and, if not a natural person, a foundation (Privatstiftung) validly existing, duly organized and incorporated under the laws of Austria. Such Seller has full power and authority and capacity (including, if such Seller is not a natural person, all corporate or other entity power and authority) to execute and deliver this Agreement and to enter into and perform its obligations under this Agreement and to consummate the transactions contemplated herein; if the Seller is not a natural person, this Agreement has been duly executed and delivered by such Seller pursuant to all necessary corporate or other authorization; and this Agreement is the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

3.2 Title.

(a) Such Seller (a) has the full und unrestricted legal and beneficial ownership to his or its Share set forth in Section 1.1(a); (b) is not a party to any voting trust, proxy or other agreement or understanding with respect to the voting of any shares; (b) is not a party to any option, warrant, purchase right or other Contract that could require Seller to sell, transfer or otherwise dispose of any of his or its Share (other than this Agreement); (c) has full power, right and authority, and any approval required by applicable Legal Requirements, to make and enter into this Agreement; and (d) has good and valid title to such Seller’s Share, free and clear of all Liens. Upon consummation of the transactions contemplated by this Agreement, the Purchaser will acquire good and marketable title to the Shares being conveyed by such Seller hereunder, free and clear of all Liens.

(b) Share 1 conveys voting rights of [ * ] % ([ * ] percent) of the Company’s voting capital. Share 2 conveys voting rights of [ * ] % ([ * ] percent) of the Company’s voting capital. Share 3 conveys voting rights of [ * ] % ([ * ] percent) of the Company’s voting capital. Share 4 conveys voting rights of [ * ]% ([ * ] percent) of the Company’s voting capital.

3.3 No Conflict; Required Filings and Consents.

(a) Neither the execution and delivery of this Agreement by such Seller, nor the consummation by such Seller of the transactions contemplated herein, nor compliance by such Seller with any of the provisions hereof, will (i) if such Seller is an entity, conflict with or result in a breach of any provisions of the certificate of incorporation, bylaws or similar organizational document of such Seller, (ii) conflict with, constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, create in any party the right to accelerate, terminate, modify or cancel or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which such Seller is a party or by which the properties or assets of the Seller are bound, or (iii) violate any Legal Requirement applicable to such Seller or any of its properties or assets.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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(b) The execution and delivery of this Agreement by the Seller does not, and the performance of this Agreement by the Seller will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Body.

3.4 No Insolvency. Such Seller is not subject to any rehabilitation, liquidation or bankruptcy, and namely:

(a) Such Seller has not stopped payment and become insolvent (as defined by applicable bankruptcy laws) or is unable to pay his or its debts or is over indebted;

(b) no order has ever been made or petition presented or resolution passed for the liquidation or winding up of such Seller and no administrator has been appointed over such Seller, nor is there any order or petition presented for the appointment of an administrator in respect of such Seller; and

(c) no meeting has been convened at which a resolution will be proposed, no resolution has been passed, no petition has been presented and no order has been made for the liquidation or winding up of such Seller.

3.5 No immunity. The execution and delivery by such Seller of, and his or its compliance with the obligations under this Agreement, constitute private and commercial acts rather than public or governmental acts. In relation to the transactions contemplated hereunder, neither the Seller nor any of his or its property has any immunity (sovereign or otherwise) from any legal action, suit or proceeding (whether service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) or from the jurisdiction of any court or from set-off.

3.6 No Brokers. No broker, finder or similar agent has been employed by or on behalf of such Seller, and no Person with which the Seller have had any dealings or communications of any kind, is entitled to any brokerage commission, finder’s fee or any similar compensation (irrespective of whether in cash or in kind) in connection with this Agreement or the transactions contemplated hereby.

ARTICLE 4

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants (leistet Gewähr pursuant to sec 922 et seqq ABGB) to the Sellers that:

4.1 Existence; Power and Authority. The Purchaser is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

4.2 Authorization; Execution. The execution, delivery and performance by the Purchaser of this Agreement and each of the Transaction Documents, and the consummation by the Purchaser of the transactions contemplated hereby and thereby are within the Purchaser’s

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corporate power and have been duly authorized by all necessary action on the part of the Purchaser. Each of this Agreement and each Transaction Document to which the Purchaser is a party has been duly executed and delivered by the Purchaser and constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to Legal Requirements affecting creditors rights generally and the discretion of the courts with respect to the enforcement of equitable remedies.

4.3 Governmental Authorization. The execution, delivery and performance by the Purchaser of this Agreement and each of the Transaction Documents require no action by or in respect of, or filing with, any Governmental Body.

4.4 Non-Contravention. The execution, delivery and performance by Purchaser of this Agreement and each of the Transaction Documents and the consummation by Purchaser of the transactions contemplated hereby and thereby do not and will not (i) contravene or conflict with the corporate charter or bylaws of the Purchaser or (ii) contravene or conflict with any provision of any Legal Requirement binding upon or applicable to the Purchaser.

ARTICLE 5

RESTRICTIVE COVENANTS

5.1 Certain Acknowledgements. The Sellers and Executives (each, a “Designated Party”, and collectively, the “Designated Parties”) expressly acknowledge that:

(a) “Restricted Business” means the designing, developing, enhancing, selling, licensing, marketing, distributing, maintaining or supporting of any products, services or operations to and for treasury and derivative financial management systems and services; and, in all events, irrespective of the hardware platform or software platform on which such systems, Software, or other products operate; irrespective of the technology utilized; irrespective of the markets to which the products or services are marketed, sold or licensed; and irrespective of which existing and/or future subsidiaries of Purchaser may engage in such business, excluding, for the avoidance of doubt, in relation to (i) Peter Haberler any business or activity expressly permitted in the respective employment agreement set forth in Section 1.4(a)(ii), (ii) in relation to Willibald Rieder any business or activity expressly permitted in the respective employment agreement set forth in Section 1.4(a)(ii), and (iii) in relation to Karlheinz Schlögl any business or activity expressly permitted in the respective employment agreement set forth in Section 1.4(a)(ii);

(b) “Reval Group” means the Purchaser, Reval Holdings, Inc., Reval.com, Inc., FXpress Corporation and all existing Affiliates of the Purchaser, including the Group;

(c) the Restricted Business is highly competitive, is marketed throughout the United States and in many other locations worldwide, and requires long sales “lead times” sometimes exceeding one year;

(d) the Reval Group expends substantial time and money, on an ongoing basis, to train its employees, maintain and expand its customer base, and improve and develop its Software, technology, databases, products and services;

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(e) in connection with the transactions contemplated by this Agreement, during his or its tenure as a stockholder, shareholder, owner and/or employee of a Group Company before the Closing, and, if applicable, during his tenure as an employee of the Purchaser and/or a Group Company after the Closing, he or it has had and will continue to have access to, receive, learn, develop and/or conceive proprietary and confidential knowledge and information of the Reval Group; such knowledge and information must be kept in strict confidence to protect the Restricted Business for the benefit of the Reval Group’s competitive position in the marketplace; and such Confidential information could be useful to competitors of the Reval Group for indefinite periods of time; and

(f) the covenants of this Article 5 (the “Covenants”) are a material part of the agreement among the parties hereto and are an integral part of the obligations of the Designated Parties hereunder; the Covenants are supported by good and adequate consideration; and the Covenants are reasonable and necessary to protect the legitimate business interests of the Reval Group.

5.2 Nondisclosure Covenants. At all times after the Closing Date, except with the Purchaser’s prior written consent, or except in connection with the proper performance of services for and as an employee of the Reval Group (including communicating to employees, suppliers, customers and other relevant parties in the ordinary course), a Designated Party shall not, directly or indirectly, in any capacity:

(a) communicate, publish or otherwise disclose to any Person, or use for the benefit of any Person, any confidential or proprietary property, knowledge or information of the Reval Group or concerning any of its business, Software, assets or financial condition, no matter when or how such knowledge or information was acquired including without limitation: (i) the identity of customers and prospects, their specific requirements, and the names, addresses and telephone numbers of individual contacts at customers and prospects; (ii) prices, renewal dates and other detailed terms of customer and supplier contracts and proposals; (iii) pricing policies, marketing and sales strategies, methods of delivering products and services, and product and service development projects and strategies; (iv) source code, object code, formats, user manuals, technical manuals and other documentation for Software products; (v) screen designs, report designs and other designs, concepts and visual expressions for Software products; (vi) designs, concepts, know-how, user manuals, technical manuals and other documentation for trading systems, communications networks and related technologies; (vii) employment and payroll records; (viii) forecasts, budgets, acquisition models and other nonpublic financial information; and (ix) expansion plans, management policies, methods of operation, information about possible acquisitions or divestitures and other business and acquisition strategies and policies; or

(b) disclose, use or refer to any proprietary Software, technology, products or services or other confidential or proprietary knowledge or information of the Reval Group, no matter when or how acquired, for any purpose not in furtherance of the businesses and interests of the Reval Group including the purposes of designing, developing, marketing and/or selling any Software, technology, products or services that are similar to (visually or functionally) or competitive with any proprietary Software, technology, products or services of the Reval Group.

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(c) the obligations of each Designated Party specified in Section 5.2(a)-(b) shall not apply to the extent any confidential or proprietary property, knowledge or information of a Group Company or Purchaser or concerning any of their business, Software, assets or financial condition (“Confidential Information”) (i) becomes known to such Designated Party directly or indirectly from a source having the legal right to disclose such Confidential Information; (ii) is or becomes publicly known, except through a breach of this Agreement by such Designated Party; or (iii) is required to be disclosed by such Designated Party to comply with Legal Requirements; (iv) is disclosed by such Designated Party to his or her attorneys and financial advisors; (v) is disclosed by such Designated Party in connection with the exercise of rights or performance of obligations under this Agreement; and (vi) is disclosed by such Designated Party in connection with disputes under this Agreement.

5.3 Noncompetition Covenants. Each Designated Party agrees that, during the period commencing on the Closing Date and ending on the later of (i) the three (3) year anniversary of the Closing Date or (ii) the one (1) year anniversary of the termination of such Designated Party’s employment, if applicable, with any member of the Reval Group (as to such Designated Party, the “Restrictive Period”), except with the Purchaser’s prior written consent, such Designated Party shall not, directly or indirectly, in any capacity, at any location worldwide:

(a) communicate with or solicit any Person who was, is or during such period becomes a customer, prospective customer, acquisition target, supplier, employee, salesman, agent or representative of, or a consultant to, the Reval Group, in any manner that interferes with such Person’s relationship with the Reval Group, or in an effort to obtain any such Person as a customer, acquisition target, employee, supplier, salesman, agent or representative of, or a consultant to, any other Person that conducts a business competitive with or similar to the Restricted Business;

(b) market or sell, in any manner other than in furtherance of the business and interests of the Reval Group, any Software, technology, products or services that is similar to (visually or functionally) or competitive with any proprietary Software, technology, products or services of the Reval Group; or

(c) establish, own, manage, operate, finance or control, or participate in the establishment, ownership, management, operation, financing or control of, or be a director, officer, employee, salesman, agent or representative of, or be a consultant to, any Person that conducts a business competitive with all or any part of the Restricted Business. This subsection (c) shall not restrict a Designated Party from owning less than five percent (5%) of the outstanding stock of any publicly held company.

5.4 Scope of Covenants. If any Covenant, or any part thereof, or the application thereof, is construed to be invalid, illegal or unenforceable, then the other Covenants, or the other portions of such Covenant, or the application thereof, shall not be affected thereby and shall be enforceable without regard thereto. If any of the Covenants is determined to be unenforceable because of its scope, duration, geographical area or other factor, then the court making such determination shall have the power to reduce or limit such scope, duration, area or other factor, and such Covenant shall then be enforceable in its reduced or limited form.

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5.5 Survival and Enforcement of Covenants. Each covenant in this Agreement shall survive the Closing without limitation as to time until fully performed in accordance with its terms. Notwithstanding anything to the contrary contained herein, in particular Sections 7.5, 7.12 and 7.13, if a breach of a covenant occurs, the Purchaser shall be entitled to all rights and remedies that it or the Reval Group may have under law or in equity, including the right to have an injunction issued by any competent court. If the Purchaser or Reval Group must resort to arbitration or litigation to enforce any of the Covenants that has a fixed term, then such term shall be extended for a period of time equal to the period during which a breach of such Covenant was occurring, beginning on the date of a final arbitral award or court order (without further right of appeal) holding that such a breach occurred or, if later, the last day of the original fixed term of such Covenant.

ARTICLE 6

INDEMNIFICATION

6.1 Survival of Representations, Etc.

(a) General Survival. Except as set forth in Sections 6.1(b) and 6.1(d), the representations and warranties made by the Sellers in Article 2 and Article 3 shall survive the Closing and shall expire on the eighteen (18) month anniversary of the Closing Date, and any liability of Sellers with respect to such representations and warranties shall thereupon cease; provided, however, that if, (i) at any time prior to such eighteen (18) month anniversary of the Closing Date, any Purchaser Indemnitee (acting in good faith) delivers to the Sellers’ Representative a written notice alleging the existence of an inaccuracy in or a breach of any of the representations and warranties made by the Sellers in excess of the De Minimis Amount or Threshold as set forth in Section 6.3(c) (and setting forth in reasonable detail the basis for such Purchaser Indemnitee’s belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 6.2 based on such alleged inaccuracy or breach, and (ii) if not mutually resolved in full and final manner prior to the lapse of the applicable extension referred to herein below, initiates an arbitration proceeding according to Section 7.12 or a court proceeding according to Section 7.13 asserting such claim by not later than the earlier of (iia) the lapse of a twelve (12) months period after the delivery of the relevant Notice of Claim and (iib) the lapse of a six (6) months period following the eighteen (18) month anniversary of the Closing Date, then the claim thus asserted shall survive until such time as such claim is fully and finally resolved as provided hererin.

(b) Certain Representations Additional Survival. Notwithstanding anything to the contrary contained in Section 6.1(a), but subject to Section 6.1(d): (i) the Material IP Representations shall survive until the fourth (4th) anniversary of the Closing Date, and any liability of Sellers with respect to such Material IP Representations shall thereupon cease; provided, however, that if, (ia) at any time prior to the fourth (4th) anniversary of the Closing Date, any Purchaser Indemnitee (acting in good faith) delivers to the Sellers’ Representative a written notice alleging the existence of an inaccuracy in or a breach of the Material IP Representations in excess of the De Minimis Amount or Threshold for such Material IP Representations as set forth in Section 6.3(c) (and setting forth in reasonable detail the basis for such Purchaser Indemnitee’s belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 6.2 based on such alleged inaccuracy or breach and (ib) if not

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mutually resolved in full and final manner prior to the lapse of the applicable extension referred to herein below, initiates an arbitration proceeding according to Section 7.12 or a court proceeding according to Section 7.13 asserting such claim by not later than the earlier of (ibx) the lapse of a twelve (12) months period after the delivery of the relevant Notice of Claim and (iby) the lapse of a six (6) months period following the fourth (4th) anniversary of the Closing Date, then the claim thus asserted shall survive until such time as such claim is fully and finally resolved as provided herein; (ii) the representations and warranties set forth in Section 2.10 (“Tax Representations”) shall survive the Closing Date until sixty (60) days after the expiration of the applicable statute of limitations of the taxable periods to which such Tax Returns relate without regard to extensions and any liability of the Sellers with respect to such representations and warranties shall thereupon cease; provided, however, that if, (iia) at any time prior to sixty (60) days after the end of the applicable statute of limitations period any Purchaser Indemnitee (acting in good faith) delivers to the Sellers’ Representative a written notice alleging the existence of an inaccuracy in or a breach of the Tax Representations in excess of the De Minimis Amount or Threshold as set forth in Section 6.3(c) (and setting forth in reasonable detail the basis for such Purchaser Indemnitee’s belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 6.2 based on such alleged inaccuracy or breach and (iib) if not mutually resolved in full and final manner prior to the lapse of the applicable extension referred to herein below, initiates an arbitration proceeding according to Section 7.12 or a court proceeding according to Section 7.13 asserting such claim by not later than the earlier of (iibx) the lapse of a twelve (12) months period after the delivery of the relevant Notice of Claim and (iiby) the lapse of a six (6) months period following the sixty (60) days after the expiration of the applicable statute of limitations of the taxable periods to which such Tax Returns, then the claim thus asserted shall survive until such time as such claim is fully and finally resolved as provided herein; and (iii) the Specified Representations shall survive the Closing Date for an indefinite period of time.

(c) Purchaser Representations. All representations and warranties made by Purchaser shall survive the Closing and shall expire on the eighteen (18) month anniversary of the Closing Date, and any liability of Purchaser with respect to such representations, warranties and guarantees shall thereupon cease; provided, however, that if, at any time prior to such 18-month anniversary of the Closing Date, any Seller Indemnitee (acting in good faith) initiates an arbitration proceeding according to Section 7.12, thus asserting a claim for recovery under the representations and warranties made by Purchaser based on such alleged inaccuracy or breach thereof, then the claim thus asserted shall survive the eighteen (18) month anniversary of the Closing until such time as such claim is fully and finally resolved.

(d) Intentional Misrepresentation; Fraud, Particular Gross Negligence and Willful Misconduct. Notwithstanding anything to the contrary contained in Section 6.1(a) or Section 6.1(b), the limitations set forth in Sections 6.1(a) or 6.1(b) shall not apply in the case of claims based upon intentional misrepresentation or deceit, both within the meaning of Article 870 ABGB (Arglist) or fraud (Betrug) or caused by particular gross negligence (krass grobe Fahrlässigkeit) or willful misconduct (Vorsatz) by any of the Sellers.

(e) Statutory Time Limitations. The applicability of Article 933 ABGB is hereby expressly excluded.

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(f) Burden of Proof. The Purchaser shall prove the inaccuracy or breach of a Sellers’ Warranty. The second sentence of Section 924 ABGB shall not apply.

6.2 Indemnification.

(a) Priority of Restitution in Kind. In the event of any breach by the Sellers of any representations, warranties, covenants or obligations under this Agreement, the parties hereto shall enter into good faith discussions with a view to agreeing within a period of two (2) weeks as to how and within what time period to remedy the breach. Subject to such agreement in writing, the Sellers shall be entitled to put the Purchaser and/or the Group Companies into the position they would have been in had the representation, warranty, covenant or obligation not been breached (restitution in kind; Naturalrestitution). In the event that restitution in kind is not possible or economically reasonable or cannot be effected within the agreed time period, the Sellers shall be obligated to indemnify the Purchaser in accordance with Sections 6.2(b) or 6.2(c), as the case may be, subject to the limitations set forth in this Article 6.

(b) Joint and Several Indemnification by the Sellers. From and after the Closing Date, but subject to Section 6.1(a), Section 6.1(b) and subject to the limitations set forth in this Article 6, the Sellers, jointly and severally (Haftung zur ungeteilten Hand), shall hold harmless and indemnify each of the Purchaser Indemnitees from and against, and shall compensate and reimburse each of the Purchaser Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Purchaser Indemnitees or to which any of the Purchaser Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, any breaches of representations warranties, covenants and obligations under this Agreement other than any inaccuracy in or breach of any representation or warranty made by a Seller in Article 3 and referred to under Section 6.2(c), and in particular, from and against any Damages that are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation, warranty or guarantee set forth in Article 2 as of the date of this Agreement (without giving effect to any “Material Adverse Effect” or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation, warranty or guarantee); (ii) any intentional misrepresentation, deceit or force within the meaning of Article 870 ABGB or fraud (Betrug), particular gross negligence (krass grobe Fahrlässigkeit) or willful misconduct (Vorsatz) by the Company prior to the Closing Date; (iii) any matters disclosed on Schedule 6.2(b)(v); (iv) Pre-Closing Taxes (except to the extent any such Pre-Closing Taxes have been taken into account for purposes of calculating the Working Capital); (v) any Transaction Expenses of the Company that were not discharged prior to Closing that are not otherwise included in the calculation of the Working Capital; (vi) the amount required to repay any grants or loans by FFG (including any fines, penalties and/or taxes) or the additional costs required to maintain the grants or loans by FFG that arise as a result of the consummation of this Agreement; or (viii) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clauses “(ii)” through “(vi)” above; provided, however, that the obligation of each of Seller 1 and Seller 2 to jointly and severally hold harmless and indemnify each of the Purchaser Indemnitees shall be limited to the percentage of the total Claim corresponding to their respective Pro Rata Portion.

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(c) Several Indemnification of the Sellers. From and after the Closing Date, but subject to Section 6.1(a) and subject to the limitations set forth in Article 6, the Sellers severally (einzelschuldnerische Haftung), shall hold harmless and indemnify each of the Purchaser Indemnitees from and against, and shall compensate and reimburse each of the Purchaser Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Purchaser Indemnitees or to which any of the Purchaser Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty made by such Seller in Article 3 as if such representation and warranty had been made on and as of the Closing Date; (ii) any breach of any covenant or obligation of such Seller (or its Affiliate in the case of Seller 3 and Seller 4) set forth in this Agreement; or (iii) any intentional misrepresentation or deceit, both within the meaning of Article 870 ABGB (Arglist) or fraud (Betrug), particular gross negligence (krass grobe Fahrlässigkeit) or willful misconduct (Vorsatz) attributable to such Seller.

(d) Acknowledgement Regarding Damages. The Sellers acknowledge and agree that, if any Group Company suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation, then (without limiting any of the rights of a Group Company as a Purchaser Indemnitee) Purchaser shall also be deemed, by virtue of its ownership of the Shares, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

(e) Indemnification by the Purchaser. From and after the Closing Date (but subject to Section 6.1(c)), Purchaser shall hold harmless and indemnify each Seller Indemnitee from and against, and shall compensate and reimburse each of the Seller Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Seller Indemnitees or to which any of the Seller Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third-party claim) and which arise from or as a result of, or are directly or indirectly connected with any inaccuracy in any representation or breach of any representation or warranty made by the Purchaser set forth in Article 4 as if such representation and warranty had been made on and as of the Closing Date.

6.3 Limitations.

(a) Recourse to Bank Guarantee; Residual Liability

(i) General. Subject to Section 6.3(a)(ii), recourse by the Purchaser Indemnitees shall be made first, to the Bank Guarantee issued for a total amount of EUR 3,300,000 (Euro three million three hundred thousand) (the “Total Bank Guarantee Amount”) in accordance with this Section 6.3, and only after the Total Bank Guarantee Amount has been depleted or recourse to the Bank Guarantee is no longer available to the Purchaser Indemnitees, then recourse by the Purchaser Indemnitees for claims for indemnification, shall be made next, directly from the Sellers up to the amounts set forth in Section 6.3(b).

(ii) Exceptions to Bank Guarantee as First Remedy. Notwithstanding the foregoing, the limitations set forth in Section 6.3(a)(i) shall not apply (i) in the case of any intentional misrepresentation or deceit, both within the meaning of Article 870 ABGB (Arglist)

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or fraud (Betrug), particular gross negligence (krass grobe Fahrlässigkeit) or willful misconduct (Vorsatz) attributable to any of the Sellers or an Affiliate of the Sellers or (ii) to a claim for indemnification pursuant to Section 6.2(b)(vi).

(iii) Except as set forth in Section 6.3(a)(v) below, recourse by the Purchaser Indemnitees to the Bank Guarantee shall only be permitted if and to the extent a claim by Purchaser Indemnitees under this Article 6 has been (i) duly asserted and (ii) either acknowledged in writing by the Sellers’ Representative or finally adjudicated by arbitration according to Section 7.12 or a court according to Section 7.13. To the extent recourse is permitted pursuant to the foregoing sentence, the Bank Guarantee shall, inter alia, (x) represent a no-recourse and abstract guarantee (abstrakter Garantievertrag) pursuant to Section 880a second sentence ABGB (and not a surety/Bürgschaft and not a joint obligation as a debtor /Mitschuldner) with an undertaking to pay the amounts due under or pursuant to the Bank Guarantee unconditionally, irrevocably, upon first demand and without raising any defences (unbedingt, unwiderruflich, über erste Aufforderung und unter Verzicht auf alle Einwendungen) and (y) contain a pay or extend clause for an additional term of six (6) months which may (also repeatedly and, in each case, at the costs of the Sellers) be invoked (with simultaneous notification of the Sellers’ Representative) by the Purchaser Indemnitees if and to the extent a claim by Purchaser Indemnitees under this Articles 6 has been (i) duly asserted but (ii) neither acknowledged by the Sellers’ Representative nor finally adjudicated by arbitration according to Section 7.12 or a court according to Section 7.13 until two (2) weeks prior to the lapse of the term of the Bank Guarantee. The Purchaser shall procure that any other Purchaser Indemnitee complies with the restrictions on recourse to the Bank Guarantee set out in this Section 6.3(a)(iii).

(iv) The Bank Guarantee may be called by the Purchaser Indemnitees for a claim by Purchaser Indemnitees under this Article 6 (other than for payment of the Lock-Up Adjustment Amount) in accordance with Section 6.3(a)(iii) hereof (i) up to an amount of EUR 1,300,000.00 (one million three hundred thousand Euro) prior to the lapse of the fifteenth Business Day following the First Anniversary, and (ii) thereafter, up to the amount equal to the Total Bank Guarantee Amount less (a) the amount of the Bank Guarantee that has been invoked to satisfy an outstanding claim of Purchaser for payment of the Lock-Up Adjustment Amount pursuant to Section 6.3(a)(v) and (b) Lock-Up Adjustment Amount that has directly been paid by any Seller to the Purchaser.

(v) Recourse to Bank Guarantee for Other Amounts Owed. With respect to the Lock-Up Adjustment Amount, the Bank Guarantee may be called by the Purchaser if (i) the Purchaser is entitled to any portion of the Lock-Up Adjustment Amount as determined under Section 1.5 and (ii) such portion of the Lock-Up Adjustment Amount has not been paid to the Purchaser within ten (10) Business Days of such amount coming due as determined in accordance with Section 1.5.

(vi) For the avoidance of doubt, the sum of all amounts that the Purchaser and Purchaser Indemnitees may call under the Bank Guarantee for any Damages under this Agreement may under no circumstances exceed the Total Bank Guarantee Amount.

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(b) Liability Cap. Except as specified otherwise in this Section 6.3(b), in no event shall the obligation of the Sellers to hold harmless, indemnify, compensate and reimburse the Purchaser Indemnitees under this Agreement or otherwise in total (the “Total Indemnity Obligation”) exceed the amount of EUR 3,300,000 (Euro three million three hundred thousand); provided however, that the Total Indemnity Obligation shall be up to an amount of EUR 6,600,000 (Euro six million six hundred thousand) for Damages directly or indirectly suffered or incurred by any of the Purchaser Indemnitees as a result of a breach of the Material IP Representations; provided further, however, that the Total Indemnity Obligation shall be up to the amount of the Total Purchase Price for Damages directly or indirectly suffered or incurred by any of the Purchaser Indemnitees: (i) in the case of any intentional misrepresentation or deceit, both within the meaning of Article 870 ABGB (Arglist) or fraud (Betrug), particular gross negligence (krass grobe Fahrlässigkeit) or willful misconduct (Vorsatz) attributable to any of the Sellers or an Affiliate of the Sellers; and (ii) as a result of a breach of the Specified Representations;. For the avoidance of doubt, it is recorded that the amounts of the Total Indemnity Obligation specified pursuant to the foregoing shall not be understood to be cumulative but consumptive (example: in case of both, a breach of the representations and warranty pursuant to Section 2.4 causing a Damage of EUR 500,000 and a breach of the Specified IP Representations causing a Damage of EUR 6,200,000, the Total Indemnity Obligation shall not exceed EUR 6,600,000), with the exception that any Damages pursuant to Section 6.2(b)(vi) collected directly from the Sellers or pursuant to the right to set-off under Section 1.6(e) shall not be used in any of the foregoing consumptive calculation for determining the Total Indemnity Obligations of the Sellers to the extent the total amount of such Damages exceeds an amount of EUR 300,000 (three hundred thousand Euro). For the purpose of the Sellers’ Total Indemnity Obligation being capped at EUR 3,300,000 (Euro three million three hundred thousand) in accordance with this Section Section 6.3(b), Damages shall be deemed to include lost profits (entgangener Gewinn) and consequential damages (Mangelfolgeschäden) and the Purchaser Indemnitees may claim indemnification payments or reimbursements of lost profits (entgangener Gewinn) and consequential damages (Mangelfolgeschäden) thereunder up to a total amount of, in aggregate, EUR 1,650,000 (Euro one million six hundred fifty thousand), provided however that in relation to a breach of a Specified IP Representation, Damages shall be deemed to include lost profits (entgangener Gewinn) and consequential damages (Mangelfolgeschäden) up to a total amount of, in aggregate, EUR 6,600,000 (Euro six million six hundred thousand) and provided further that Damages directly or indirectly suffered or incurred by any of the Purchaser Indemnitees as a result of (i) and (ii) herein above, Damages shall be deemed to include lost profits (entgangener Gewinn) and consequential damages (Mangelfolgeschäden) up to a total amount of the Total Purchase Price.

(c) De Minimis Amount, Threshold; Double Claims.

(i) Generally. Subject to Section 6.3(c)(ii), the Sellers shall not be required to make any indemnification payments or reimbursements until such time as (i) in the case of an individual claim, the total amount of all Damages that otherwise would be subject to indemnification under Section 6.2 exceeds an amount of EUR 15,000 (fifteen thousand Euro) (the “De Minimis Amount”), provided, however, that for an individual claim under Section 2.14, the De Minimis Amount shall be EUR 25,000 (twenty five thousand Euro), provided further, however, that for an individual claim under the Material IP Representations, the De Minimis Amount shall be EUR 250,000 (two hundred fifty thousand Euro) or (ii) in the case of

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

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more than one claim, the total amount of all Damages (including the Damages arising from such inaccuracy or breach and all other Damages arising from any other inaccuracies or breaches of any representations or warranties) that were or otherwise would be subject to indemnification under Section 6.2 exceeds EUR 150,000 (one hundred fifty thousand Euro) in the aggregate (the “Threshold”), provided, however, that in the case of more than one claim pursuant to the Material IP Representations, the Threshold shall be EUR 500,000 (five hundred thousand Euro). Except for claims relating to a breach or inaccuracy of the Specified IP Representations or the Tax Representations, in which case, the Purchaser Indemnitees shall be entitled to claim the entire amount of Damages (Freigrenze), the Purchaser Indemnitees shall be entitled to the amount of such Damages only in excess (Freibetrag) of the De Minimis Amount or the Threshold, as the case may be. For the avoidance of doubt, a series of claims the subject matter of which is connected based on identical factual, legal or commercial grounds shall be treated in aggregate as an “individual claim” for calculating the De Minimis Amount and the Threshold. The Purchaser shall not be entitled to recover more than once in respect of the same Damage suffered.

(ii) Exceptions. Notwithstanding the foregoing, the limitations set forth in Section 6.3(c) shall not apply in the case of claims based upon: (1) inaccuracies in or breaches of any of the Specified Representations; (2) to the matters referred to in Sections 6.2(b)(ii), (iv) and (v) ;

(d) Mitigation. Nothing in this Agreement shall in any way restrict or limit the general duty (Obliegenheit) of the Purchaser and the Group Companies to use commercially reasonable efforts to mitigate any loss or damage which it may suffer in consequence of any breach of the Sellers’ Warranties. Section 1304 second sentence ABGB shall not apply.

(e) Additional Limitation of Liability. Without prejudice to any other liability limitations contained in this Agreement, the Sellers shall not be liable to the Purchaser:

(i) to the extent the matter to which the breach relates is specifically provided for (rückgestellt) in the Unaudited Financial Statements and the Most Recent Balance Sheet;

(ii) to the extent the matter to which the breach relates is covered by claims against third parties (excluding claims against customers of any of the Group Company’s products), including through existing insurance policies, to the extent compensation pursuant to such claims have been effectively received by the Purchaser or a Group Company (net of any costs in connection with maintaining such insurance policies);

(iii) to the extent tax benefits arising out of a breach of the Sellers’ Warranties, have been actually realized by the Purchaser or any of the Group Companies;

(iv) for up to the first EUR 40,000 (forty thousand Euro) (corresponding to 100 man days of EUR 400 each) in Damages which are directly or indirectly suffered or incurred by any of the Purchaser Indemnitees from (i) the assertion of intellectual property rights of any third party with respect to the Black Duck Items and within a period of 18 (eighteen) months as of the date of this Agreement and from (ii) necessary code refactoring work associated with the remediation of Black Duck Items;

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(v) any amount in excess of EUR 120,000 (one hundred twenty thousand Euro) (corresponding to 300 man days of EUR 400 each) in Damages which are directly or indirectly suffered or incurred by any of the Purchaser Indemnitees from necessary code refactoring work associated with the remediation of Other Black Duck Items provided however that in the event of an assertion of intellectual property rights of any third party with respect to these Other Black Duck Items, the full amount of Damages directly or indirectly suffered or incurred by any of the Purchaser Indemnitees as a result of such assertion shall be recoverable subject to the limitations set forth in Article 6.

(vi) to the extent the Damage in question would not have arisen or occurred under the insurance coverage of the Group Companies existing as of the date of this Agreement as disclosed to the Purchaser.

In the event that any of the benefits referred to in paragraphs (i) to (iii) above occurs after the Sellers have compensated the Purchaser for the relevant breach of a Sellers’ Warranties, the Purchaser shall promptly reimburse the relevant Seller(s) without any further request upon receipt or occurrence of any of the benefits referred to in paragraphs (i) to (iii) above.

6.4 Certain Procedures.

(a) Notice of Claim. The party seeking indemnification under this Article 6 (the “Indemnified Party”) agrees to give prompt, but in any case no later than thirty (30) days after it becomes aware of a breach of a representation and warranty under Article 2 or Article 3 giving rise to a claim, notice (the “Notice of Claim”) to the indemnifying party (the “Indemnifying Party”) of the assertion of any claim, or the commencement of any suit, action or proceeding by a third party in respect of which indemnity may be sought under this Article 6; provided, however, that no delay or failure on the part of the Indemnified Party in notifying the Indemnifying Party shall relieve the Indemnifying Party of any liability or obligation hereunder, except to the extent that the Indemnifying Party clearly demonstrates that the defense of any third party suit, action or proceeding has been materially prejudiced by the Indemnified Party’s delay or failure to give such notice. The applicability of Articles 377 UGB et seq. are hereby expressly excluded.

(b) Response Notice. In the event that an Indemnified Party seeks indemnification for Damages pursuant to this Article 6, the procedures in this Section shall apply. Within thirty (30) days after delivery of a Notice of Claim, the Indemnifying Party shall provide to the Indemnified Party a written response (the “Response Notice”) in which the Indemnifying Party must either: (i) agree that some or all of the Damages claimed should be indemnified and, in the case of any Damages claimed and not so agreed to, contest such claimed amount, or (ii) contest all of the Damages claimed. The Indemnifying Party may contest such claimed amount of Damages only based upon a good faith belief that all or such portion of such claimed amount does not constitute Damages for which the Indemnified Party is entitled to indemnification hereunder. If no such Response Notice is delivered by the Indemnifying Party within such thirty (30) day period, the Indemnifying Party shall be deemed to have agreed that

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all of the claimed amount should be indemnified. Any such amount agreed to, or so deemed to be agreed to, by the Indemnifying Party pursuant to clause (i) or (ii) of this subsection (d) or otherwise pursuant to this Agreement being referred to herein as an “Agreed Amount.”

(c) Contested/Agreed Amount. If the Indemnifying Party in the Response Notice contests all or part of the claimed amount (thereupon, the “Contested Amount”), the Indemnifying Party and the Indemnified Party shall attempt promptly and in good faith to agree upon the rights of the parties with respect to the Contested Amount. If the Indemnifying Party and the Indemnified Party should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and, if such agreement provides that all or a portion of the contested Amount is to be paid to the Indemnified Party (all or such portion of such Contested Amount to be so paid to the Indemnified Party being also referred to herein as an “Agreed Amount”), the Indemnifying Party shall make such payments in accordance with the terms of this Agreement. If no such agreement can be reached after good faith negotiation within thirty (30) days of the delivery of the Indemnifying Party Response Notice (or such longer period as the Indemnified Party and Indemnifying Party may mutually agree), the matter shall be settled in accordance with the dispute resolution provisions of Section 7.11 of this Agreement.

6.5 Defense of Third Party Claims. In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against a Group Company, against the Purchaser or against any other Person) (a “Third Party Claim”) with respect to which any of the Sellers may become obligated to hold harmless, indemnify, compensate or reimburse any Purchaser Indemnified Party pursuant to this Article 6, Purchaser shall have the right, at its election, to proceed with the defense of such claim or Legal Proceeding on its own. If Purchaser so proceeds with the defense of any such claim or Legal Proceeding:

(a) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne and paid exclusively by the Sellers;

(b) each Seller shall make available to Purchaser any documents and materials in his or its possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

(c) Purchaser shall have the right to settle, adjust or compromise such claim or Legal Proceeding at its own reasonable discretion.

Purchaser shall give the Sellers’ Representative prompt notice of the commencement of any such Legal Proceeding against Purchaser or any Group Company; provided, however, that any failure on the part of Purchaser to so notify the Sellers’ Representative shall not limit any of the obligations of the Sellers under this Article 6 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

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ARTICLE 7

MISCELLANEOUS

7.1 Publicity. At all times after the Closing Date, without the prior written consent of the Purchaser, the Sellers shall not make any public announcement regarding the transactions contemplated by this Agreement, nor shall they in any manner disseminate any information regarding the Purchaser or the transactions contemplated by this Agreement.

7.2 Assignment. This Agreement shall not be assigned by any party hereto whether by operation of law or otherwise, except the Purchaser may assign this Agreement (and its rights and obligations hereunder) to (i) any of its financing banks provided that the Purchaser remains jointly liable for the obligations arising out of this Agreement and (ii) any direct or indirect wholly owned subsidiary of the Purchaser, in which event the obligations of the Purchaser under this Agreement shall remain in full force and effect as regards such assignee, which shall be deemed to be standing in the place and stead of the Purchaser.

7.3 No Third Party Beneficiaries. No provisions of this Agreement are intended or shall be construed to confer upon or give to any person or entity other than the Sellers, the Purchaser, the Executives and any Group Company any rights, remedies or other benefits under or by reason of this Agreement.

7.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial messenger or courier service, or mailed by registered or certified mail (return receipt requested) or sent via facsimile (with acknowledgment of complete transmission) or sent via email (with acknowledgement of receipt) to the parties hereto at the following addresses (or at such other address for a party as shall be specified by like notice); provided, however, that notices sent by email will not be deemed given until received:

if to the Purchaser:

Reval Austria GmbH c/o Reval.com, Inc.
420 Fifth Avenue, Fifth Floor
New York, NY 10018
Fax: (212) 901-9797
Attn: Dino Ewing with a copy to:

Cooley LLP
500 Boylston Street
Boston, MA 02116
Attn: Alfred L. Browne, Esq.
Fax: (617)-830-8316
Email: abrowne@cooley.com

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44.

if to the Sellers’ Representative:

Mr Karlheinz Schlögl
[*]
Fax: n/a
Email:[*] with a copy to:

Dorda Brugger Jordis Rechtsanwälte GmbH
Dr-Karl-Lueger-Ring 10, 1010 Vienna, Austria
Attn: Martin Brodey and Michael Riegler
Fax: (+43-1) 533 4795-5019
Email: martin.brodey@dbj.at; michael.riegler@dbj.at if to Seller 1:

[*]
Attn: Franziska Rieder
Fax: n/a
Email: fanny.rieder@ecofinance.com if to Seller 2:
[*]
Attn: Willibald Rieder
Fax: n/a
Email: willibald.rieder@ecofinance.com if to Seller 3:
[*]
Attn: Peter Haberler
Fax: +43 316 902211-24
Email: [*] if to Seller 4:
[*]
Attn: Karlheinz Schlögl
Fax: n/a
Email: [*] if to the Executives:

Karlheinz Schlögl
Arche Noah 11, 8020 Graz, Austria
Attn: Karlheinz Schlögl
Fax: +43 316 90803024
Email: karlheinz.schloegl@ecofinance.com

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

45.

Willibald Rieder
Arche Noah 11, 8020 Graz, Austria
Attn: Willibald Rieder
Fax: +43 316 90803024
Email: willibald.rieder@ecofinance.com

Peter Haberler
Arche Noah 11, 8020 Graz, Austria
Attn: Peter Haberler
Fax: +43 316 90803024
Email: [*]

7.5 Amendment; Waiver. This Agreement may not be amended or waived except by an instrument in writing signed by the Purchaser and the Sellers’ Representative; provided however, that any amendment or waiver of any provision that significantly and adversely affects a Seller or an Executive and is disproportionate or discriminatory to the manner such amendment or waiver affects the other Sellers and/or Executives shall require the written consent of such Seller or Executive. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. Except as expressly permitted under this Agreement, the parties hereto waive the right to challenge, change, demand adjustments to this Agreement or to rescind this Agreement based on mistake (Irrtum), lapse of or amendments to the basis of the contract (Wegfall der Geschäftsgrundlage), shortfall exceeding fifty percent (leasio enormis; Verkürzung über die Hälfte), non-occurrence of expectations, or any other reason.

7.6 Headings and Captions. Headings and captions used in this Agreement are for ease of reference only and shall not be used to interpret any aspect of this Agreement.

7.7 Disclosure Schedules and Exhibits. All Disclosure Schedules and exhibits attached hereto form an integral part of this Agreement.

7.8 Entire Agreement. This Agreement, including the Disclosure Schedule and all exhibits and annexes which are incorporated herein by reference, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes and replaces all prior and contemporaneous representations, warranties, understandings or agreements, written or oral, regarding such subject matter.

7.9 Individual Negotiation. It is hereby acknowledged that the content of this Agreement has been individually negotiated by the parties and that the parties have, prior to the execution of this Agreement , received advice on the commercial, tax and legal consequences of this Agreement.

7.10 Severability. If one or more of the provisions of this Agreement or one or more of the Disclosure Schedules or exhibits hereto are or will become invalid or unenforceable, or if one or more of the provisions of this Agreement or one or more of the Disclosure Schedules or exhibits hereto are or will become incomplete, the other provisions of this Agreement, the Disclosure Schedules and exhibits hereto will remain valid without limitation, save that the main obligations of the parties hereunder remain unaffected. Each invalid or unenforceable provision shall be replaced or completed by a valid and enforceable provision in such a way that the new provision closely reflects the legal and economic effects the parties have concurrently aimed at in the invalid or unenforceable provision.

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46.

7.11 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Republic of Austria to the exclusion of the United Nations Convention on the International Sale of Goods and without giving effect to any statutory conflict of law provision or rules that would cause the application of the law of any jurisdiction other than Austria.

7.12 Dispute Resolution; Arbitration.

(a) Matters in dispute under or relating to this Agreement shall, unless settled pursuant to Section 7.12(b), be finally resolved by mandatory binding arbitration. The parties to any dispute resolved pursuant to this Section 7.12 shall be (i) the Purchaser, on the one hand, and (ii) the Sellers on the other.

(b) The parties wish to encourage an informal mechanism for resolving disputes. If the parties are unable to agree upon a resolution of a dispute within 15 days of such dispute arising, either party to such dispute may notify the other party of an intention to further discuss such disputed matter. Within fifteen (15) days of receiving such notification, the parties to such dispute shall each appoint a representative knowledgeable on the topic at issue. If the representatives of the parties are unable to resolve the matter within forty five (45) days of their appointment, then such of the parties to the dispute as are corporations shall each appoint a senior officer and the other parties, being natural persons, shall each appoint a representative knowledgeable on the topic of the dispute. If the senior officers of the parties and the representatives appointed by the other parties are unable to resolve the matter at issue within a further forty five (45) day period following their appointment, then either party to the dispute may refer the matter at issue to binding arbitration as provided elsewhere in this Section 7.12. The Purchaser or the Sellers’ Representative may at any time terminate the above informal mechanism and refer the matter to arbitration.

(c) Any unresolved controversy or claim arising out of or relating to this Agreement (or the facts and circumstances relating hereto) shall be submitted to binding arbitration by one arbitrator mutually agreed upon by the parties, and if no agreement can be reached within thirty (30) days after names of potential arbitrators have been proposed by the International Chamber of Commerce (“ICC”), then by one arbitrator having reasonable experience in the software industry and in mergers and acquisitions transactions and who is chosen by the ICC (the “Arbitrator”). The arbitration shall be conducted in English (however, witnesses may also be deposed in the German language with subsequent translation into English) and in accordance with the Rules of Arbitration of the International Chamber of Commerce (ICC Rules) then in effect and shall have its seat in Zurich, Switzerland, unless the parties mutually agree upon an alternate location. Any award rendered by the arbitrator shall be binding on each party hereto and shall be subject to and enforceable under the United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards (New York convention) as a judgment of any court of the state, providence or country of the parties having competent jurisdiction thereof and may be entered in any court having jurisdiction thereof.

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(d) The law governing this arbitration agreement shall be Swiss law.

(e) The Arbitrator shall proceed immediately to hear and determine the issue(s) in dispute.

(f) Unless otherwise agreed by the parties, the costs of the arbitration shall be awarded to the prevailing or most prevailing party as determined by the sole arbitrator. Each party agrees that it will bear its own costs (legal fees and expenses) in respect of any disputes arising under this Agreement.

(g) Nothing herein contained shall be construed as limiting in any way the right of a party hereto from seeking an injunction and any relief ancillary thereto from a court of competent jurisdiction.

7.13 Optional Jurisdiction of the Courts.

(a) Before an arbitration proceeding has been initiated, the Purchaser may, in its reasonable discretion, by notice in writing to the Sellers’ Representative and other party(ies) to the dispute require that all disputes or a specific dispute be heard by a court of law in Vienna, Austria. If such notice is given, the dispute(s) to which that notice refers shall be determined in accordance with the provisions of this Section 7.13.

(b) Sections 7.13(a) and (b) are for the benefit of the Purchaser only. Nothing herein contained shall be construed as limiting in any way the right of a party hereto from seeking an injunction and any relief ancillary thereto from a court of competent jurisdiction.

(c) Any court judgment or arbitral award obtained under or in connection with this Agreement may, at the option either party hereto, be enforced (Vollstreckung) by it in the courts having pertinent competence in Austria or in any other court having jurisdiction.

7.14 Third Party Expenses. Whether or not the Agreement is consummated, all fees and expenses incurred by a party in connection with the negotiation and effectuation of the terms and conditions of this Agreement and the transactions contemplated hereby, shall be the obligation of the respective party incurring such fees and expenses. The notarial fees incurred in connection with the execution of this Agreement shall be paid equally by the Purchaser on one hand and the Sellers on the other hand. The notarial fees incurred in connection with the execution of the closing minutes referred to in Section 1.41.4(d)1.4(d)(i) shall be paid by the Purchaser.

7.15 Remedies. Any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The remedies of the Purchaser for breaches of Sellers’ Warranties shall be limited to warranty claims (Gewährleistungsansprüche) and damage claims (Schadenesersatzansprüche), but excluding, in each case claims for cancellation (Wandlung).

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48.

7.16 Appointment of Sellers’ Representative.

(a) Each Designated Party hereby unconditionally and irrevocably appoints, instructs and mandates Mr Karlheinz Schlögl, Beethovenstraße 14, 8010 Graz, Austria, (the “Sellers’ Representative”), as his, her or its attorney-in-fact to, each individually, his/her/its name and for his/her/its account, for purposes of sending and receiving notices, including, without limitation, Notices of Claim, resolving disputes hereunder, and taking all other actions, both prior and subsequent to the Closing Date, which are necessary or advisable to carry out the purposes of this Agreement, including, without limiting the generality of the foregoing, the right (i) to waive, modify or amend any of the terms of this Agreement subject to the limitations set forth in Section 7.5, (ii) to take any and all additional action as is contemplated to be taken by or on behalf of the Designated Parties by the Sellers’ Representative pursuant to this Agreement, (iii) to negotiate and conclude binding arbitration clauses, contracts and ad hoc arbitration with respect to any and all disputes arising out of or in connection with the Agreement, including without limitation any arbitration under Section 7.12 and (iv) to sign with and without notarization and to set up documents in the form of a notarial deed or a notarial recording or another foreign recording (also in form of a foreign notarial deed) by a foreign notary public in connection with (i) to (iv), provided, however, that the other Sellers shall be entitled to participate in all meetings and communications (written or otherwise) between the Purchaser and the Sellers’ Representative. Each of the Designated Parties acknowledges that this Section 7.16 is intended to have the broadest possible scope for the purpose of promoting the efficient negotiation and handling of all matters which arise under or in connection with this Agreement. The Sellers’ Representative shall, when giving declarations of intent or fact (Willens- und Willenserklärungen) vis-à-vis the Purchaser in each case expressly indicate and clarify which declaration of intent or fact (Willens- und Willenserklärung) or vote is given for or applicable to the individual Designated Party. Notwithstanding any other provision of this Agreement, the Sellers’ Representative is not appointed as the attorney-in-fact for, and shall not have any authority to take any action on behalf of, any Seller with respect to a Seller’s indemnification obligations under Section 6.2(c) of this Agreement. A majority of the Sellers holding at least a majority of the Shares immediately prior to the Closing may replace the Sellers’ Representative by written notice to the Purchaser, and such replacement shall be deemed a “Sellers’ Representative” as defined herein.

(b) The Sellers’ Representative is dispensed from the prohibition of self-contracting with himself on his own account or acting on behalf of a third person; double representation is also permissible.

(c) The Purchaser shall be entitled to rely upon, and each of the Designated Parties shall be bound by, any and all actions, notices or communications taken or made by the Sellers’ Representative, pursuant to the power of attorney granted herein, which is coupled with an interest and therefore irrevocable.

(d) All decisions and actions by the Sellers’ Representative, including without limitation any agreement between the Sellers’ Representative and the Purchaser, the defense or settlement of any claims and the making of payments with respect hereto, shall be binding upon all of the Designated Parties, and no Designated Party shall have the right to object, dissent, protest or otherwise contest the same. The Sellers’ Representative shall incur no liability to the

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

49.

Designated Parties with respect to any action taken or suffered by the Sellers’ Representative in reliance upon any notice, direction, instruction, consent, statement or other documents believed by him to be genuinely and duly authorized, nor for any other action or inaction with respect to the Designated Parties under this Agreement, except to the extent resulting from the Sellers’ Representative’s own gross negligence (grobe Fahrlässigkeit) or willful misconduct (Vorsatz). The Sellers’ Representative may, in all questions arising under this Agreement, rely on the advice of counsel, and for anything done, omitted or suffered in good faith by the Sellers’ Representative shall not be liable to the Designated Parties. This power of attorney is governed by Austrian law.

7.17 English Language. This Agreement is prepared and executed in the English language only and any translations of this Agreement into any other language shall have no effect. To the extent permitted by applicable law, all communication and proceedings related to this Agreement shall be conducted in the English language.

7.18 Notarial Deed. This Agreement is constructed as a notarial deed. Copies of this notarial deed may be issued to each Party to the agreement in any number.

[Remainder of Page Intentionally Left Blank]

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50.

PURCHASER:

/s/ Sven Hollman
FOR: REVAL AUSTRIA GMBH IN GRÜNDUNG

SELLERS:

/s/ Franziska Rieder
Franziska Rieder

/s/ Willibald Rieder
Willibald Rieder

/s/ Peter Haberler
/s/ Eduard Haberler
KHS Privatstiftung

/s/ Karl Heinz Schlögl
/s/ Karl Schlögl
Haberler Privatstiftung

EXECUTIVES:

/s/ Peter Haberler
Peter Haberler

/s/ Karl Heinz Schlögl
Karl Heinz Schlögl

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

/s/ Willibald Rieder
Willibald Rieder

SELLERS’ REPRESENTATIVE

/s/ Karl Heinz Schlögl

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibits, Schedules and Annexes

Exhibits
Exhibit 1.4(a)(i) – Trust Agreement
Exhibit 1.4(a)(ii) – Managing Director Employment Contract
Exhibit 1.4(a)(iii) – Managing Director Employment Contract
Exhibit 1.4(a)(iv) – Bank Guarantee
Exhibit 1.4(a)(v) – Directors’ Certificate
Exhibit 1.4(a)(vi) – General Release
Exhibit 1.4(a)(vii) – General Release
Exhibit 1.4(d) – Closing Minutes
Exhibit A- Certain Definitions and Interpretations

Schedules
Schedule A – List of Shareholders of the Company
Schedule 2.4(b) – Governmental Authorizations, Consents
Schedule 2.5(d) – Non-Contravention
Schedule 2.7 – No Undisclosed Liabilities and No Undisclosed Indebtedness
Schedule 2.8 – Absence of Certain Changes
Schedule 2.9 – Title to Assets; Properties
Schedule 2.10(h) –Taxes
Schedule 2.11 – Litigation
Schedule 2.12(b) – Maintenance Contracts
Schedule 2.12(c) – Material Contracts
Schedule 2.12(d) – Eco GER customer Contracts
Schedule 2.13(a) – Intellectual Property
Schedule 2.13(b) – Black Duck Items
Schedule 2.13(c) – Intellectual Property
Schedule 2.13(d) – Intellectual Property
Schedule 2.13(e) – Third Parties Rights to Owned Intellectual Property
Schedule 2.13(i) – Source Code - Software
Schedule 2.13(j) – Publicly Available Software
Schedule 2.15(a) – Insurance Policies
Schedule 2.17(a) – Employee Benefit Plans
Schedule 2.17(b) – Consummation of Transaction – Effect on Employee Plans
Schedule 2.18(a) – Employees and Independent Contractors – No further agreements
Schedule 2.18(g) – Employees and Independent Contractors – Termination
Schedule 2.20 – Channel Partners
Schedule 2.21 – Government Programs
Schedule 2.25 – Sufficiency of Infrastructure and Equipment
Schedule 2.27– Finders’ Fees
Schedule 6.2(b)(v) – Special Indemnitees

Annexes
Annex 1 – Black Duck Items
Annex 2 – Black Duck Report
Annex 3 – Sample Calculation of Working Capital

*	The Company has omitted certain schedules in accordance with Item 601(b)(2) of Regulation S-K. The Company will furnish the omitted schedules and exhibits to the U.S. Securities and Exchange Commission upon request.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

EXHIBIT A

CERTAIN DEFINITIONS AND INTERPRETATION

1. Definitions. For purposes of the Agreement (including this Exhibit A):

“ABGB” shall mean Austrian General Civil Code (Allgemeines Bürgerliches Gesetzbuch).

“Accounting Convention” shall mean applicable Austrian GAAP with respect to the Company, Swiss GAAP with respect to Eco CH and German GAAP with respect to Eco GER, with the Austrian GAAP prevailing for consolidation purposes.

“Affiliate” when used with respect to any specified Person, shall mean (i) such Person’s spouse, (ii) any other Person who or that, directly or indirectly through one or more intermediaries, Controls, is Controlled by or is under common Control with such specified Person, (iii) any direct or indirect descendants of such Person in straight line (including by way of adoption), and (iv) Affiliates within the meaning of sub-section (ii) of descendants within the meaning of sub-section (iii).

“ATS” shall mean Austrian Schilling, the lawful currency of Austria until 1 January 2002.

“Black Duck Items” shall mean the open source issues set forth in the Black Duck Report and marked therein as “declared conflict”, “component conflict” and “unknown license conflict”, as specified in Annex 1 hereto.

“Black Duck Report” shall mean the Professional Services Analysis issued by Black Duck Software Inc., dated 1 November 2010, attached hereto as Annex 2. For the avoidance of doubt, the appendices “Econfinance Audit Summary.pdf”, “Black Duck Ecofinance License Text Appendix B.pdf” and “Black Duck ecofinance – Appendix A.xlsx” shall be used as part of the Black Duck Report.

“Business” shall mean the business of the Company and the Company Subsidiaries as conducted and proposed to be conducted on the date hereof, including without limitation the business of developing, marketing, distributing, maintaining and supporting treasury and derivative financial management software applications.

“Business Day” shall mean any day on which commercial banks are generally open for business in New York, United States and Graz, Austria.

“Channel Partners” shall mean any third party authorized by the Company or its Affiliates to resell or otherwise distribute any of the Company Products, including without limitation any and all distributors, resellers, value-added resellers, system integrators, and OEMs of any Company Product.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

“Company Subsidiary” shall mean the Subsidiaries of the Company, i.e. Eco GER and Eco CH.

“Closing Working Capital” shall mean the Working Capital of the Company and the Company Subsidiaries, determined as of the Closing Date.

“Company” shall mean ecofinance Finanzsoftware & Consulting GmbH, a limited liability company organized under the laws of Austria (registration number FN 163286b) with its seat at Graz, Austria, and its registered office at Arche Noah 11, 8020 Graz, Austria, and a registered share capital (Stammkapital) of ATS 500,000 (Austrian Schilling five hundred thousand) (i.e. EUR 36,336.42 (Euro thirty six thousand three hundred thirty six point forty two)), which has been paid up in full.

“Company Products” shall mean all products and services that are (or were) owned, created, designed, developed, manufactured, marketed, licensed or sold (whether in existence or in development) by or on behalf of any of the Group Companies since January 1, 2005, including hardware, Software, firmware, interfaces and every type of device.

“Company Intellectual Property” shall mean all Intellectual Property owned or held under license by the Company and the Company Subsidiaries that is used or held for use in connection with, or related to or necessary for, the operations of the Business, wherever located, including all Intellectual Property in the Company Products and all tangible embodiments thereof.

“Continuous Services” shall have the meaning as set forth in Clause 1.5b)(i). “Contract” shall mean any contract (written or oral), undertaking, commitment, arrangement, plan or other legally binding agreement or understanding.

“Control” shall mean, as to any Person, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise. The term “Controlled” shall have a correlative meaning.

“Corporate Restructurings” shall mean, in relation to each Group Company, any and all share transfers (Anteilsabtretungen), mergers (Verschmelzungen), de-mergers (Spaltungen) and other restructuring (Umgründungen) as well as in kind contributions (Einbringungen).

“Damages” shall include (i) any loss, damage, injury, decline in value, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, reasonable fees (including reasonable attorneys’ fees), charge, or reasonable cost or expense of any nature (including, without limitation, reasonable attorneys’ and accountants’ fees and (ii) lost profits (entgangener Gewinn) and consequential damages (Mangelfolgeschäden) as stipulated in Section 6.3(b).

“Debt Amount” shall mean the aggregate amount required to discharge in full on the Closing Date the Indebtedness of the Company and the Company Subsidiaries, including any bank loans, but not including any penalties related to the early repayment of Indebtedness if such Indebtedness is not required to be repaid at the Closing, i.e. EUR 0 (zero Euro).

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

“Eco CH” shall mean ecofinance Finanzsysteme & Consulting AG (registration number CH-020.3.031.204-9) with its registered office at 8045 Zurich, Rüdigerstrasse 17, Switzerland.

“Eco GER” shall mean ecofinance Finanzsysteme & Consulting GmbH (registration number HRB 14341) with its registered office in Bredeneyer Strasse 2 B, 45133 Essen-Bredeney, Germany.

“Employee Benefits” shall mean agreements and other commitments, whether of an individual or collective nature and including commitments based on works custom (betriebliche Übung), regarding employee benefits such as anniversary, holiday or jubilee payment, entitlement to unused holidays, rights and claims according to any social plan, voluntary severance entitlement (Abfertigung oder Abfindung), present or potential rights and claims of employees from the old severance pay regime (Abfertigung alt), bonuses, premiums, profit participation or other variable remuneration elements and stock options, stock appreciation rights, incentive schemes or similar rights, other than pensions ciation rights, incentive schemes or similar rights, other than pensions.

“Employment Agreements” shall mean the employment agreements set forth in Sections 1.4(a)(ii) and 1.4(a)(iii).

“Escrow Account” means the escrow account specified in the Trust Agreement.

“Escrow Agent” means Dorda Brugger Jordis Rechtsanwälte GmbH, registered with the commercial court of Vienna under FN 188155z and having its registered seat at 1010 Vienna, Austria.

“EUR” shall mean Euro, the lawful currency of Austria after 1 January 2002.

“Executives” shall mean Peter Haberler, born April 12, 1967, resident at Grieskai 10, 9020 Graz, Austria, Willibald Rieder, born November 25, 1949, resident at Wollzeile 31, 1010 Wien, Austria and Karlheinz Schlögl, born January 5, 1964, resident at Grieskai 10, 9020 Graz, Austria.

“FFG” shall mean Österreichische Forschungsförderungsgesellschaft mbH, registered with the commercial court of Vienna under FN 252263a and having its registered seat in 1090 Vienna, Austria.

“GAAP” shall mean generally accepted Austrian accounting principles and practices recognized as such by the Austrian Chamber of Chartered Accountants (Kammer der Wirtschaftstreuhänder).

“GmbHG” shall mean Austrian Act on Limited Liabilities Companies (Gesetz über Gesellschaften mit beschränkter Haftung).

“Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local,

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

municipal, foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or entity, - without limitation - any regulatory authority and any court or other tribunal).

“Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination, award or binding agreement issued, promulgated or entered by or with any Governmental Body.

“Group Companies” means the Company and the Company Subsidiaries and “Group Company” means any of them.

“Indebtedness” of any Person shall mean, without duplication: (i) any indebtedness for borrowed money or issued in substitution of or exchange of indebtedness for borrowed money, (ii) any indebtedness evidenced by any note, bond, debenture or other debt security and any contingent reimbursement obligation with respect to any letter of credit, (iii) any indebtedness for borrowed money guaranteed or secured in any manner by any Group Company (including guarantees in the form of an agreement to repurchase or reimburse) and any other indebtedness for which any Group Company is indirectly liable as guarantor, surety or otherwise, (iv) any guarantee, promissory note, bill of exchange, warranty, suretyship, patronage statement, letter of credit, (v) any obligations under capitalized leases with respect to which any Group Company is liable, contingently or otherwise, as obligor, guarantor or otherwise, or with respect to which obligations a Group Company assures a creditor against loss, and (v) all interest, premiums, penalties, charges, fees, expenses and other amounts due in connection with the payment and satisfaction in full of the obligations described in the foregoing clauses (i) through (v) of this definition.

“Intellectual Property” shall mean all intellectual property and other similar proprietary rights in any jurisdiction, whether owned or held for use under license, whether registered or unregistered, including without limitation such rights in and to: (i) trademarks, trade dress, service marks, certification marks, logos and trade names, and the goodwill associated with the foregoing (collectively, “Trademarks”); (ii) patents and patent applications, and any and all divisions, continuations, continuations-in-part, reissues, continuing patent applications, reexaminations, and extensions thereof, any counterparts claiming priority therefrom, utility models, patents of importation/confirmation, certificates of invention, certificates of registration and like rights (collectively, “Patents”); (iii) inventions, invention disclosures, discoveries and improvements, whether or not patentable; (iv) registered and non-registered writings and other works of authorship (“Copyrights”); (v) trade secrets, non-public and confidential business, technical and know-how information and rights to limit the use or disclosure thereof by any Person (collectively, “Trade Secrets”); (vi) software, including without limitation data files, source code, object code, application programming interfaces, databases and other software-related specifications and documentation (collectively, “Software”); (vii) registered domain names and uniform resource locators (“Domain Names”); (viii) moral rights; and (ix) claims, causes of action and defenses relating to the enforcement of any of the foregoing; in each case, including any registrations of, applications to register, and renewals and extensions of, any of the foregoing clauses (i) through (viii) with or by any Governmental Body in any jurisdiction.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

“Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement or code of conduct, “minimum requirements” or other guidance document issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

“Legal Proceeding” shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

“Liability” shall mean any debt, obligation, duty or liability of any nature (including any unknown, undisclosed, unmatured, unaccrued (nicht rückgestellt), unasserted, contingent, conditional, , joint or several liability), regardless of whether such debt, obligation, duty or liability would be required to be disclosed on a balance sheet prepared in accordance with GAAP and regardless of whether such debt, obligation, duty or liability is immediately due and payable.

“Lien” shall mean any lien (statutory or otherwise), mortgage, pledge, charge, security, assignment for security lien, option, easement, lease, hypothecation, collateral assignment, encumbrance, security interest, restriction or other third party rights, retention of title, right of first refusal, right of pre-emption, royalty, factoring arrangement, conditional sale or credit sale, or security interest, (or any agreement or obligation, including a conditional obligation, to create or enter into any of the foregoing) or similar claim in equity of any kind or nature whatsoever, in each case with the exception of any Permitted Liens or a Lien created under this Agreement.

“Material Adverse Effect (or Change)” shall mean any circumstance, development, effect, event, condition or occurrence which (a) has been, or reasonably could be expected to be, material and adverse with respect to the business, condition (financial or otherwise), assets, properties, Liabilities, rights, obligations, operations or prospects of the Group Companies as whole or substantial parts of its Business, or (b) materially impairs or delays, or reasonably could be expected to materially impair or delay, the ability of any Group Company to consummate the transactions contemplated by this Agreement or to perform its obligations under this Agreement.

“Material IP Representations” shall mean Specified IP Representations the breach of which causes one or several claims of the Purchaser Indemnitees under Article 6 provided however that the De Minimis Amount exceeds two hundred fifty thousand Euro (EUR 250,000) and the Threshold exceeds Euro five hundred thousand (EUR 500,000).

“Other Black Duck Items” shall mean those licenses listed in the table titled “License Usage” in the Black Duck Report other than the Black Duck Items.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

“Owned Intellectual Property” shall mean any Intellectual Property owned or purported to be owned by any of the Group Companies.

“Permitted Liens” shall mean (a) mechanics’, carriers’, workers’, and repairers’ Liens arising or incurred in the ordinary course of business of the Group Companies, respectively that (i) were not incurred in connection with any Indebtedness and (ii) do not, individually or in the aggregate, materially adversely affect the value or use of the asset subject to such Lien for its current and anticipated purposes; (b) statutory Liens for current Taxes, assessments or other governmental charges not yet delinquent or for Taxes that a Group Company is contesting in good faith through appropriate proceedings and for which adequate reserves have been established on the Financial Statements and (c) equipment leases specifically listed on Section 2.9(e) of the Disclosure Schedule.

“Person” shall mean any individual, corporation, partnership, limited liability company, joint stock company, foundation, joint venture, governmental agency or instrumentality, or any other physical or legal entity.

“Personal Data” shall mean a natural person’s name, street address, telephone number, e-mail address, photograph, social security number, driver’s license number, passport number, or customer or account number, or any other piece of information that allows the identification of a natural person.

“Pre-Closing Taxes” shall mean all Taxes of the Group Companies for all Pre-Closing Periods, and, with respect to any taxable period that includes but does not end on the Closing Date (a “Straddle Period”), all Taxes that relate to the portion of such Straddle Period ending on the Closing Date. The amount of any Straddle Period Tax that relates to the portion of such Straddle Period ending on the Closing Date shall, in the case of any Taxes, be deemed equal to the amount which would be payable if (x) the Straddle Period ended on and included the Closing Date and (y) any transactions outside the ordinary course of business occurring on the Closing Date after the transfer of the Shares were treated as being allocable to the portion of the Straddle Period beginning after the Closing Date.

“Pre-Closing Periods” shall mean all taxable periods of the Group Companies ending on or before the Closing Date.

“Pro Rata Portion” shall mean, with respect to each Seller the relevant pro rata participation of such Seller in the share capital (Stammkapital) of the Company immediately prior to the Closing as indicated for each Seller under the column marked as “effective shareholding” on Schedule A.

“Purchaser Indemnitees” shall mean the following Persons: (a) Purchaser; and (b) each Group Company, (c) each Affiliate of the Purchaser and (d) the Purchaser’s successors and assigns.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

“Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

“Seller 1” shall mean Ms Franziska Rieder, born May 29, 1953.

“Seller 2” shall mean Mr Willibald Rieder, born November 25, 1949.

“Seller 3” shall mean KHS Privatstiftung registered with the Austrian commercial register under number FN 238406y.

“Seller 4” shall mean Haberler Privatstiftung registered with the Austrian commercial register under number FN 224318f.

“Seller Indemnitees” shall mean the following Persons: (a) each Seller; (b) in case of Seller 1 and Seller 2, each such Seller’s heirs and (c) in case of Seller 3 and Seller 4, each such Seller’s ultimate beneficiary following dissolution of such Seller.

“Share 1” shall mean the share (Geschäftsanteil) that corresponds to a fully paid-in capital contribution (Stammeinlage) of ATS [ * ] ([ * ] Austrian Schillings) paid up in full, representing [ * ]% ([ * ] percent) of the share capital (Stammkapital) of the Company, with all rights and obligations attached to it.

“Share 2” shall mean the share (Geschäftsanteil) that corresponds to a fully paid-in capital contribution (Stammeinlage) of ATS [ * ] ([ * ] Austrian Schillings) paid up in full, representing [ * ]% ([ * ] percent) of the share capital (Stammkapital) of the Company, with all rights and obligations attached to it.

“Share 3” shall mean the share (Geschäftsanteil) that corresponds to a fully paid-in capital contribution (Stammeinlage) of ATS [ * ] ([ * ] Austrian Schillings) paid up in full, representing [ * ]% ([ * ] percent) of the share capital (Stammkapital) of the Company, with all rights and obligations attached to it.

“Share 4” shall mean the share (Geschäftsanteil) that corresponds to a fully paid-in capital contribution (Stammeinlage) of ATS [ * ] ([ * ] Austrian Schillings) paid up in full, representing [ * ]% ([ * ] percent) of the share capital (Stammkapital) of the Company, with all rights and obligations attached to it.

“Shares” shall mean Share 1, Share 2, Share 3 and Share 4 and “Share” means any of them.

“Specified Representations” shall mean: (a) the representations and warranties set forth in Sections 2.1, 2.2 and 2.3, of this Agreement; and (b) the representations and warranties set forth in Sections 3.1 and 3.2 of this Agreement.

“Specified IP Representations” shall mean the representations and warranties set forth in Section 2.13 of this Agreement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

“Subsidiary” of any Person shall mean any other Person of which (or in which) an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is at the time directly or indirectly owned or Controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person’s other Subsidiaries.

“Tax” shall mean (a) all federal, provincial, territorial, state, municipal, local, foreign or other taxes, imposts, rates, levies, Austrian stamp duties (Rechtsgeschäftsgebühren), assessments, contributions and other charges (and all interest and penalties thereon and additions thereto imposed by any Governmental Body), including without limitation all income, excise, franchise, gains, capital, real property, goods and services, transfer, value added, gross receipts, windfall profits, severance, ad valorem, personal property, production, sales, use, license, stamp, documentary stamp, mortgage recording, employment, payroll, social security, unemployment, disability, estimated or withholding taxes, and all customs and import duties, in each case whether disputed or not; (b) any Liability for the payment of any amounts of the type described in clause (a) as a result of being or having been a member of an affiliated, consolidated, combined or unitary group; and (c) any Liability for the payment of any amounts as a result of being party to any tax sharing agreement or arrangement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (a) or (b).

“Taxing Authority” shall mean any Governmental Body responsible for the administration or imposition of any Tax.

“Tax Return” shall mean any return (including any information return), report, self-assessment, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

“Transaction Documents” shall mean all of the agreements, documents, instruments and certificates contemplated by this Agreement or to be executed by a party to this Agreement in connection with the consummation of the transactions contemplated by this Agreement.

“Transaction Expenses” shall mean all external fees, costs, expenses, payments, expenditures or Liabilities of the Company, whether incurred prior to the date of the Agreement and whether or not invoiced prior to the Closing Date, that relate to this Agreement and any of the transactions contemplated by this Agreement, including any fees, costs or expenses payable to the Company’s outside legal counsel or to any financial advisor, accountant or other outside Person who performed services for or on behalf of the Company, or who is otherwise entitled to any compensation from the Company, in connection with the Agreement. The Transaction Expenses shall in particular not comprise any internal fees, costs, expenses, payments, expenditures or Liabilities of the Company and any such internal positions out of or in connection with any Closing Deliveries, the activities to be performed by the Company in connection with the calculation of the Final Closing Statement.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

“UGB” shall mean Austrian Business Code (Unternehmensgesetzbuch).

“USA” shall mean the United States of America.

“UK Participation” shall mean any past participation (in any form whatsoever) of the Company in ecofinance Financial Software and Consulting Ltd., London, Great Britain, and the full divestiture of such participation in 2008.

“User Data” shall mean any Personal Data or other data or information collected by or on behalf of any Group Company from users of the Company Products.

“Working Capital” shall mean (a) the current assets (Umlaufvermögen and active Rechnungsabgrenzungsposten; with respect to the Company, pursuant to sec 224 para 2 lit B and C UGB) of the Group Companies (including but not limited to cash, accounts receivable, prepaid expenses and other current assets) determined on a consolidated basis in accordance with the Accounting Convention, minus (b) the sum of all current liabilities (Rückstellungen, Verbindlichkeiten and passive Rechnungsabgrenzungsposten, with respect to the Company, pursuant to sec 224 para 3 fig C, D and E UGB) of the Group Companies (including but not limited to accounts payable, accrued expenses, accrued payroll, severance, vacation and jubilee entitlements, and other current liabilities (including any items constituting the Transaction Expenses)), the Debt Amount, deferred revenue and other long term liabilities determined on a consolidated basis in accordance with the Accounting Convention. For purposes of this calculation, liabilities shall not include any amounts to be paid by the Company after the Closing pursuant to Section 1.6. For the avoidance of doubt, the calculation of Working Capital shall be determined in accordance with the sample calculation of Working Capital attached hereto as Annex 3.

“Working Capital Threshold” shall mean a Closing Working Capital of EUR 1,200,000.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

In addition to the foregoing defined terms, each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Accounting Referee	1.2(c)(ii)
Agreed Amount	6.4(b)
Agreement	Recital
Arbitrator	7.12(c)
Bank Guarantee	1.4(a)(iv)
Booking	1.6.(a)
Unaudited Financial Statements	2.6(a)
Cause	1.5(b)(iii)
Closing	1.3
Closing Date	1.3
Closing Payment	1.2(a)
Closing Statement	1.2(c)(i)
Channel Partners Derivatives	2.21
Company Databases	2.26
Company Infrastructure and Equipment	2.27
Continuous Service	1.5(b)(i)
Controls	2.6(b)
Designated Party Disclosure Schedule	Recital Article 2
Discontinuing Executive	1.5.(b)(ii)
Dispute Notice	1.2(c)(ii)
Earnout Period	1.6(a)
Earnout Notice	1.6(b)
Earnout Payment	1.6(a)
Employee Benefits	2.17
Environmental Laws	2.23
Environmental Liabilities	2.23
Executives Final Adjustment Amount	Recital 1.2(c)(iv)
Final Closing Statement	1.2(c)(ii)
Final Working Capital	1.2(c)(ii)
Financial Statements	2.6(a)
First Anniversary	1.5(b)(i)
Hazardous Materials	2.23
Indemnified Party	6.4
Indemnifying Party	6.4
Indemnity Escrow Amount Indemnity Escrow Period Initial Release Date	1.2(b) 1.2(b) 6.4
Initial Release Amount	6.4

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Term	Section
Insurance Policies	2.15
Interested Person	2.22
Interim Financial Statements	2.6(a)
Lock-Up Adjustment Amount	1.5(a)
Maximum Earnout	1.5(a)
Most Recent Balance Sheet	2.6(a)
Notice of Claim	6.4
Objection Notice	1.6(b)
Old Resolutions	1.1(b)
Owned Intellectual Property	2.13(b)
Post-Closing Adjustment Amount	1.2.(c)(iii)
Post-Closing Statement	1.2(c)(ii)
Publicly Available Software	2.13(j)
Purchaser	Recitals
Real Property	2.9(b)
Required Consents	2.4(b)
Response Notice	6.4(b)
Restricted Business	5.1
Reval Group	5.1(b)
Securities Transfer	2.22(c)
Sellers	Recital
Sellers’ Representative	8.16(a)
Seller’s Warranties	2
Specified Company Products	1.6(a)
Subsidiary Financial Statements	2.6(a)
Tax Representations	6.1(b)
Third Party Claim	6.8
Total Bank Guarantee Amount	6.3.(a)(i)
Total New Contract Value	1.6(a)
Total Purchase Price	1.2(c)
Trust Agreement	1.4(a)(i)
Unresolved Claims	6.4
Working Capital Surplus	1.2.(c)(iii)

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

2. Interpretation. In this Agreement:

(a) The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms.

(b) Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation”.

(c) The words “hereof”, “herein” and “hereunder” and words of similar import, when used in this Agreement, refer to this Agreement as a whole and not to any particular provision of this Agreement.

(d) All terms defined in this Agreement have the defined meanings when used in any certificate or other document made or delivered pursuant hereto, unless otherwise defined therein.

(e) A “Section”, “Schedule”, “Annex” or “Exhibit” in the absence of any indication to the contrary, shall be construed as referring to a section, schedule, annex or exhibit of this Agreement or of a schedule, annex or exhibit to this Agreement.

(f) A reference to a natural person or entity shall also refer to successors and assigns and any subsequent successors and assigns of the respective person or entity to the extent relevant in the context of this Agreement.

(g) Where any statement is qualified by the expression, “to the Sellers’ Knowledge” or by reference to the knowledge, awareness or belief of the Sellers (or any of them) or by an expression of similar import, that statement shall be deemed to be given on the basis of matters which are within the actual knowledge (Wissen) of the Sellers, whether collectively or individually, and any Group Company, including the Executives, and any knowledge which these persons or legal entities, including their management (Vorstand bzw. Geschäftsführer) do not actually have, but failed to have for reasons of gross negligence (grobe Fahrlässigkeit) or willful misconduct (Vorsatz) or non observance of the due diligence of a prudent businessman (Sorgfalt eines ordentlichen Unternehmers) in accordance with Article 347 UGB, as applicable.

(h) Save as expressly otherwise provided in this Agreement, where provision is made for any payment to be made on a specific date to a specific account, such payment shall (i) be deemed to have been made if credited to such account by noon Central European Time on that specific date, and (ii) unless otherwise agreed be made by electronic funds transfer (in immediately available Euro funds).

(i) Save as expressly otherwise provided in this Agreement, any reference in this Agreement to a contract, an agreement or other legal instrument shall be a reference to such contract, an agreement or other legal instrument as from time to time amended, novated, restated, prolonged or otherwise modified.

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.